                                                     Filed Pursuant to 424(b)(2)
                                                               File No. 33-61045
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 1, 1995)
                                 $1,000,000,000
                                                                  [LOGO]
                              NORWEST CORPORATION
                          MEDIUM-TERM NOTES, SERIES H
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
    Norwest Corporation (the "Company") may offer from time to time its Medium-Term Notes, Series H (the "Notes"), in an aggregate initial public offering price not to exceed $1,000,000,000, or the equivalent thereof in foreign currencies or foreign currency units, subject to reduction as a result of the sale of other Debt Securities (as defined in the accompanying Prospectus). Each Note will mature on any day nine months or more from its date of issue, as agreed to by the Company and the purchaser. If so specified in the applicable pricing supplement to this Prospectus Supplement (a "Pricing Supplement"), a Note may be redeemed or repaid by the Company on the specified date or dates prior to Stated Maturity at the specified price or prices. The Notes may be denominated, and payments of principal, premium, if any, and interest on the Notes may be made, in United States dollars or in such foreign currencies or foreign currency units as may be designated by the Company in the applicable Pricing Supplement ("Foreign Currency Notes").
    Each Note will be represented either by a global security registered in the name of a nominee of The Depository Trust Company, which will act as Depositary, or by a certificate issued in definitive form. See "Description of Notes".
    The Notes may bear interest at fixed or floating rates. The Notes may also be issued with the principal amount thereof payable at Maturity or the interest payable on any interest payment date, or both, to be determined by reference to an index (including currencies, composite currencies, commodities or financial or non-financial indices), as specified in the applicable Pricing Supplement. The specific currency or composite currency, index, if any, interest rate or rates and/or interest rate formula or formulas, if any, issue price and Stated Maturity for each Note will be established by the Company prior to the date of issuance of such Note and will be specified in a Pricing Supplement. If specified in a Pricing Supplement, Notes may be issued at a discount from the principal amount payable at Stated Maturity thereof and will constitute Original Issue Discount Notes. Zero Coupon Notes will not provide for periodic payments of interest. See "Description of Notes".
    Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes is payable each January 15 and July 15 and at Maturity. Interest on Floating Rate Notes is payable on the dates specified therein and in the applicable Pricing Supplement. See "Description of Notes--Interest and Interest Rates".
                             ---------------------

THE NOTES ARE UNSECURED OBLIGATIONS OF THE COMPANY AND ARE NOT SAVINGS ACCOUNTS,
                         DEPOSITS OR OTHER OBLIGATIONS
  OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND ARE NOT INSURED BY THE
                           FEDERAL DEPOSIT INSURANCE
     CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY  STATE SECURITIES COMMISSION PASSED UPON  THE
   ACCURACY   OR  ADEQUACY  OF  THIS  PROSPECTUS  SUPPLEMENT,  ANY  PRICING
     SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                                                                       AGENTS'
                                                                PRICE TO            DISCOUNTS AND                PROCEEDS TO
                                                               PUBLIC(1)           COMMISSIONS(2)               COMPANY(2)(3)
Per Note................................................          100%               .125%-.750%               99.250%-99.875%
Total(4)................................................     $1,000,000,000     $1,250,000-$7,500,000     $992,500,000--$998,750,000

(1) Unless otherwise specified in a Pricing Supplement, Notes will be issued at 100% of their principal amount.
(2) The Company will pay a commission to each Agent (as defined herein) ranging from .125% to .750% of the principal amount of any Note with a Stated Maturity of 30 years or less, depending upon its Stated Maturity, sold through such Agent. Commissions with respect to Notes with Stated Maturities in excess of 30 years that are sold through an Agent will be negotiated between the Company and such Agent at the time of such sale. The Company may also sell Notes to any Agent at a discount for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of resale as determined by such Agent or, if so agreed, at a fixed public offering price. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical Stated Maturity, and may be resold by such Agent. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933. See "Plan of Distribution of Notes".
(3) Before deducting estimated expenses of $350,000, payable by the Company, including reimbursement of the Agents' expenses.
(4)   Or the equivalent thereof in foreign currencies or foreign currency units.

                             ---------------------

    The Notes are being offered on a continuing basis by the Company through the Agents, each of which has agreed to use its reasonable efforts to solicit offers to purchase the Notes. The Company also may sell Notes to any Agent acting as principal for resale to investors or other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, and may sell Notes directly to investors on its own behalf or through affiliated entities in jurisdictions where it is authorized to do so. The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or any Agent may reject any offer to purchase Notes, in whole or in part. No termination date for the offering of the Notes has been established. See "Plan of Distribution of Notes".

MERRILL LYNCH & CO.
        CS FIRST BOSTON
               DONALDSON, LUFKIN & JENRETTE
               SECURITIES CORPORATION
                                 GOLDMAN, SACHS & CO.
                                          LEHMAN BROTHERS
                                                 MORGAN STANLEY & CO.
                                                  INCORPORATED
                                                            SALOMON BROTHERS INC
                                                               SMITH BARNEY INC.

          The date of this Prospectus Supplement is November 1, 1995.

    IN CONNECTION WITH THE DISTRIBUTION OF THE NOTES, THE AGENTS MAY OVER-ALLOT OR EFFECT TRANSACTIONS IN THE NOTES WITH A VIEW TO STABILIZING OR MAINTAINING THE MARKET PRICE OF THE NOTES AT LEVELS OTHER THAN THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN ANY OVER-THE-COUNTER MARKET OR OTHERWISE AND, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              DESCRIPTION OF NOTES

GENERAL

    THE FOLLOWING DESCRIPTION OF THE PARTICULAR TERMS OF THE NOTES OFFERED HEREBY SUPPLEMENTS, AND TO THE EXTENT INCONSISTENT THEREWITH REPLACES, THE DESCRIPTION OF THE GENERAL TERMS AND PROVISIONS OF THE DEBT SECURITIES SET FORTH IN THE ACCOMPANYING PROSPECTUS, TO WHICH DESCRIPTION REFERENCE IS HEREBY MADE. UNLESS DIFFERENT TERMS OR ADDITIONAL TERMS ARE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT, THE NOTES WILL HAVE THE TERMS DESCRIBED BELOW. REFERENCES TO INTEREST PAYMENTS AND INTEREST-RELATED INFORMATION DO NOT APPLY TO ZERO COUPON NOTES (AS DEFINED BELOW).

    The Notes will be issued pursuant to the Indenture dated as of September 1, 1993 (such Indenture, as supplemented from time to time, being herein called the "Indenture"). The Notes will represent senior, unsubordinated debt of the Company and will rank equally with all other unsecured and unsubordinated debt of the Company. The Notes constitute a separate series of Debt Securities for purposes of the Indenture. The Notes are limited to an aggregate initial offering price of $1,000,000,000, or the equivalent thereof in foreign currencies or foreign currency units, subject to reduction as a result of the sale of other Debt Securities (as defined in the accompanying Prospectus). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to and is qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms.

    Each Note will mature on any day nine months or more from its date of issue, as agreed to by the Company and the purchaser and specified in the Note and the applicable Pricing Supplement. If the Maturity specified in the applicable Pricing Supplement for any Note is on a day that is not a Market Day, principal, premium (if any) and interest (if any) will be paid on the next succeeding Market Day with the same force and effect as if made on the date such payment was due. "Market Day" means (a) with respect to any Note, any day that is not a Saturday or Sunday and that is not a day on which banking institutions generally are authorized or obligated by law or executive order to close in the City of Minneapolis, Minnesota or The City of New York, and (b) with respect to LIBOR Notes, is also a London Banking Day ("London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market), and (c) with respect to Foreign Currency Notes only, is also a day that, in the principal financial center of the country of the currency in which such Notes are denominated, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close and (d) with respect to Foreign Currency Notes denominated in European Currency Units ("ECUs") only, is also an "ECU Settlement Day" ("ECU Settlement Day" means any day that (i) is not either (A) a Saturday or a Sunday or (B) a day that is designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made, and (ii) is a day on which payments in the ECU can be settled by commercial banks and in foreign exchange markets in the place in which the relevant account for payment is located).

    Each Note will be denominated in a currency or currency unit ("Specified Currency") as specified on the face thereof and in the applicable Pricing Supplement, which may include United States dollars, Australian dollars, New Zealand dollars, Canadian dollars, Danish kroner, Italian lire, ECUs or any other currency set forth in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement, purchasers are required to pay for Foreign Currency Notes in the Specified Currency. At the present time there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies or currency units and vice versa, and banks do not generally offer non-U.S. dollar checking or savings account facilities in the United States. If requested on or prior to the third Market Day preceding the date of delivery of the Notes, or by such other day as determined by the Agent who presented such offer to purchase Notes to the Company, such Agent is prepared to arrange for the conversion of U.S. dollars into the Specified Currency to enable the purchasers to pay for the Notes. Each such conversion will be made by such Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Foreign Currency Notes. See "Special Provisions and Risks Related to Foreign Currency Notes".

    The applicable Pricing Supplement will specify any redemption or repayment terms applicable to the Notes. See "Redemption" and "Repayment" below.

    Unless otherwise specified in the applicable Pricing Supplement, the Notes, other than Foreign Currency Notes, will be issuable only in definitive registered form in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The authorized denominations of Foreign Currency Notes will be indicated in the applicable Pricing Supplement.

    Each Note will be represented either by a global security (a "Global Security") registered in the name of a nominee of The Depository Trust Company, as depositary (the "Depositary") (each such Note represented by a Global Security being herein referred to as a "Book-Entry Note"), or by a certificate issued in definitive registered form, without coupons (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Except as set forth under "Book-Entry Notes" below, Book-Entry Notes will not be issuable in certificated form. So long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole registered holder of the Book-Entry Notes represented by such Global Security for all purposes under the Indenture and such Notes. For a further description of the respective forms, denominations and transfer and exchange procedures with respect to any such Global Security and Book-Entry Note, reference is made to "Book-Entry Notes" below and to the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement and except as provided below under "Book-Entry Notes", principal, premium (if any) and interest (if any) will be payable, the transfer of any Notes will be registrable and any Notes will be exchangeable for Notes bearing identical terms and provisions at the corporate trust office of Citibank, N.A., the Trustee under the Indenture with regard to the Notes (the "Trustee"), in The City of New York or at the corporate trust office of Norwest Bank Minnesota, National Association (the "Paying Agent"), in the City of Minneapolis, Minnesota, provided that payments of interest on any Interest Payment Date (as defined below) with respect to any Certificated Note may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register at the close of business on the Regular Record Date (as defined below) corresponding to the relevant Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, holders of $10,000,000 or more in aggregate principal amount of Certificated Notes shall be entitled to receive payments of interest on any Interest Payment Date by wire transfer of immediately available funds, if appropriate wire transfer instructions have been given to the Paying Agent in writing not later than the Regular Record Date preceding such Interest Payment Date.

    Unless  otherwise  specified  in  the  applicable  Pricing  Supplement,  the principal, premium (if any) and interest (if any) payable at Maturity on each Certificated Note will be paid in immediately available funds against presentation of the Note at the above mentioned corporate trust office of the Trustee or the Paying Agent.

    For special payment terms applicable to Foreign Currency Notes, see "Special Provisions and Risks Related to Foreign Currency Notes" below.

    Notes may be issued as Original Issue Discount Notes. An Original Issue Discount Note is a Note which is issued at a price lower than the principal amount thereof and which provides that upon redemption or acceleration of the Stated Maturity thereof, an amount less than the principal thereof shall become due and payable. In the event of redemption or acceleration of the Stated Maturity of an Original Issue Discount Note, the amount payable to the Holder of such Note upon such redemption or acceleration will be determined in accordance with the terms of the applicable Pricing Supplement, but will be an amount less than the amount payable at the Stated Maturity of such Note. Original Issue Discount Notes, as well as certain other Notes offered hereby, may, for United States federal income tax purposes, be "Discount Notes". See "United States Taxation--United States Holders--Original Issue Discount".

    The Notes  are  subject  to  defeasance upon  the  satisfaction  of  certain
conditions,   as   provided  in   the  Indenture.   See  "Description   of  Debt
Securities--Defeasance and Discharge" in the Prospectus.

INTEREST AND INTEREST RATES

    Each Note that bears interest will bear interest at either (a) a fixed rate (the "Fixed Rate Notes"), (b) an indexed rate (the "Indexed Notes") or (c) a floating rate determined by reference to one or more interest rate bases, which may be adjusted by a Spread and/or Spread Multiplier (each as defined below), and, if so specified in the applicable Pricing Supplement with respect to one or more Interest Periods (as defined below), one or more fixed rates (the "Floating Rate Notes"). Any Floating Rate Note may also have either or both of the following: (i) a maximum interest rate limitation, or ceiling, on the rate of interest which may accrue during any Interest Period; and (ii) a minimum interest rate limitation, or floor, on the rate of interest which may accrue during any Interest Period. The applicable Pricing Supplement may designate one or more of the following interest rate bases as applicable to one or more Interest Periods on each Floating Rate Note: (a) the Commercial Paper Rate, in which case such Note will be a "Commercial Paper Rate Note" with respect to such Interest Period or Interest Periods; (b) the Federal Funds Rate, in which case such Note will be a "Federal Funds Rate Note" with respect to such Interest Period or Interest Periods; (c) LIBOR, in which case such Note will be a "LIBOR Note" with respect to such Interest Period or Interest Periods; (d) the Prime Rate, in which case such Note will be a "Prime Rate Note" with respect to such Interest Period or Interest Periods; (e) the CD Rate, in which case such Note will be a "CD Rate Note" with respect to such Interest Period or Interest Periods; (f) the CMT Rate, in which case such Note will be a "CMT Rate Note" with respect to such Interest Period or Interest Periods; (g) the Treasury Rate, in which case such Note will be a "Treasury Rate Note" with respect to such Interest Period or Interest Periods; or (h) such other interest rate basis or formula as is set forth in the applicable Pricing Supplement.

    The interest rate on each Floating Rate Note for each Interest Period will be determined by reference to (i) the applicable interest rate basis specified in the applicable Pricing Supplement for such Interest Period, plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, or (ii) the applicable fixed rate per annum specified in the applicable Pricing Supplement for such Interest Period. The "Spread" is the number of basis points specified in the applicable Pricing Supplement as being applicable to such Floating Rate Note for such Interest Period, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to such Floating Rate Note for such Interest Period.

    Each Note that bears interest will bear interest from and including its date of issue (i) at the fixed rate per annum applicable to the related Interest Period or Interest Periods, (ii) at the rate determined pursuant to the applicable index or (iii) at the rate per annum determined pursuant to the interest rate formula applicable to the related Interest Period or Interest Periods, in each case as specified therein and in the applicable Pricing Supplement, until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at Maturity. Except as provided below under "Book Entry Notes", interest will be payable to the person in whose name a Note (or any predecessor Note) is registered at the close of business on the Regular Record Date (as defined below) next preceding each Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable. Except as provided below under "Book Entry Notes", the first payment of interest on any Note originally issued after a Regular Record Date and on or before the corresponding Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder thereof on such next succeeding Regular Record Date. Interest rates and interest rate formulas are subject to change by the Company from time to time but no such change will affect any Note theretofore issued or which the Company has agreed to issue. Unless otherwise specified in the applicable Pricing Supplement, the "Interest Payment Dates" and the "Regular Record Dates" for Fixed Rate Notes shall be as described below under "Fixed Rate Notes" and the "Interest Payment Dates" and the "Regular Record Dates" for Floating Rate Notes shall be as described below under "Floating Rate Notes".

    The interest rate on a Note for any Interest Period will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest is 25% per annum on a simple interest basis, with certain exceptions. The limit may not apply to Floating Rate Notes in which $2,500,000 or more has been invested.

    The applicable Pricing Supplement will specify with respect to each Note that bears interest: (i) the issue price, Interest Payment Dates and Regular Record Dates; (ii) with respect to any Fixed Rate Note, the interest rate; (iii) with respect to any Indexed Note, the index; (iv) with respect to any Floating Rate Note, the Initial Interest Rate (as defined below), the method (which may vary from Interest Period to Interest Period) of calculating the interest rate applicable to each Interest Period (including, if applicable, the fixed rate per annum applicable to one or more Interest Periods, the period to maturity of any instrument on which the interest rate formula for any Interest Period is based (the "Index Maturity"), the Spread and/or Spread Multiplier, the Interest Determination Dates (as defined below), the Interest Reset Dates (as defined below) and any minimum or maximum interest rate limitations); (v) whether such
Note is an Original Issue Discount Note; and (vi) any other terms not inconsistent with the Indenture.

  FIXED RATE NOTES

    Each Fixed Rate Note, whether or not issued as an Original Issue Discount Note, will bear interest at the annual rate specified therein and in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for the Fixed Rate Notes will be on January 15 and July 15 of each year and the Regular Record Dates for the Fixed Rate Notes will be the day (whether or not a Market Day) fifteen calendar days preceding each Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, interest payments for Fixed Rate Notes shall be the amount of interest accrued from, and including, the next preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the date of issue if no interest has been paid or duly provided for with respect to such Fixed Rate Note) to, but excluding, the relevant Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date on a Fixed Rate Note is not a Market Day, interest will be paid on the next succeeding Market Day with the same force and effect as if made on such Interest Payment Date.

  FLOATING RATE NOTES

    The Interest Payment Dates for the Floating Rate Notes shall be as specified in such Notes and in the applicable Pricing Supplement, and, unless otherwise specified in the applicable Pricing Supplement, the Regular Record Dates for the Floating Rate Notes will be the day (whether or not a Market Day) fifteen calendar days preceding each Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement and except as provided below, interest on Floating Rate Notes will be payable on the following Interest Payment Dates: in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes with a semiannual Interest Reset Date, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes with an annual Interest Reset Date, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement, and in each case at Maturity. If any Interest Payment Date (other than at Maturity) for any Floating Rate Note would otherwise be a day that is not a Market Day, the Interest Payment Date for such Floating Rate Note shall be postponed to the next day that is a Market Day, except that in the case of a LIBOR Note, if such Market Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Market Day.

    The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (the date on which each such reset occurs, an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be as follows: in the case of Floating Rate Notes which are reset daily, each Market Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which are reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which are reset weekly, the Tuesday of each week (except as provided below); in the case of Floating Rate Notes which are reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which are reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes which are reset semiannually, the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which are reset annually, the third Wednesday of the month of each year specified in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, the interest rate determined with respect to any Interest Determination Date will become effective on and as of the next succeeding Interest

Reset Date; provided, however, that the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note (the "Initial Interest Rate") will be as specified in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Market Day, such Interest Reset Date shall be postponed to the next day that is a Market Day, except that in the case of a LIBOR Note, if such Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day.

    As used herein, "Interest Determination Date" means the date as of which the interest rate for a Floating Rate Note is to be calculated, to be effective as of the following Interest Reset Date and calculated on the related Calculation Date (as defined below). Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to any Interest Reset Date for a Commercial Paper Rate Note, a Federal Funds Rate Note, a Prime Rate Note, a CD Rate Note or a CMT Rate Note (the "Commercial Paper Interest Determination Date", the "Federal Funds Interest Determination Date", the "Prime Interest Determination Date", the "CD Interest Determination Date" and the "CMT Interest Determination Date", respectively) will be the second Market Day prior to such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Banking Day preceding such Interest Reset Date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week on which Treasury bills would normally be auctioned in the week in which such Interest Reset Date falls. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Market Day immediately following such auction date.

    Unless otherwise specified in the applicable Pricing Supplement, (i) interest payments on an Interest Payment Date for a Floating Rate Note will include interest accrued from, and including, the next preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the date of issue if no interest has been paid or duly provided for with respect to such Floating Rate Note) to, but excluding, such Interest Payment Date or Maturity date (each such interest accrual period, an "Interest Period"). Accrued interest for an Interest Period is calculated by multiplying the face amount of a Floating Rate Note by the applicable accrued interest factor (the "Accrued Interest Factor"). The Accrued Interest Factor is computed by adding together the interest factors calculated for each day in the Interest Period. The interest factor for each such day is computed by dividing the per annum interest rate applicable to such day by 360 in the case of Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes, Prime Rate Notes and CD Rate Notes, or by the actual number of days in the year in the case of Treasury Rate Notes or CMT Rate Notes. The interest rate in effect on each day will be
(i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any maximum or minimum interest rate limitation referred to above or in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, the Paying Agent, which is a subsidiary of the Company, will be the "Calculation Agent". On or before each Calculation Date, the Paying Agent, as Calculation Agent, will determine the interest rate as described below. The Paying Agent will determine the Accrued Interest Factor applicable to any such Floating Rate Note. The Paying Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect and the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to such Floating Rate Note. The determinations of interest rates made by the Calculation Agent shall be conclusive and binding, and the Trustee shall have no duty to verify determinations of interest rates made by the Calculation Agent. The determinations of Accrued Interest Factors made by the Paying Agent shall be conclusive and binding. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date", if applicable, pertaining to any Interest

Determination Date on a Floating Rate Note will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Market Day, the next succeeding Market Day and (ii) the Market Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

    Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation referred to in this Prospectus Supplement will be rounded, if necessary, to the nearest one hundred-thousandth of one percentage point, with five one-millionths of one percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or
 .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or .0987654));
and all currency or currency unit amounts used in or resulting from such calculations on the Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

    COMMERCIAL PAPER RATE NOTES. Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Note and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as such rate is published by the Federal Reserve Board "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Federal Reserve Board ("H.15(519)"), under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date such rate is not so published, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Commercial Paper Interest Determination Date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for United States Government Securities" ("Composite Quotations") under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not so published in Composite Quotations, the Commercial Paper Rate for that Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent as of 11:00 a.m., New York City time, on that Commercial Paper Interest Determination Date, for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized securities rating agency; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will remain the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

    "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                             D X 360
Money Market Yield =   -------------------   X 100
                          360 - (D X M)

where "D" refers to the per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    FEDERAL FUNDS RATE NOTES. Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on that day for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not so published by

3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate for such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading dealers of Federal Funds transactions in The City of New York selected by the Calculation Agent as of 9:00 a.m., New York City time, on such Federal Funds Interest Determination Date; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will remain the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

    LIBOR NOTES.    LIBOR  Notes  will  bear  interest  at  the  interest  rates
(calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in the LIBOR Notes and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

        (i) With respect to a LIBOR Interest Determination Date, LIBOR will be, as specified in the applicable Pricing Supplement, either: (a) the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page (as defined below) as of 11:00 a.m., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date, that appears on the Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on that LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

        (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page, as specified in (i)(a) above, or on which no rate appears on Telerate Page 3750, as specified in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Calculation Agent (the "Reference Banks") at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date to prime banks in the London interbank market having the Index Maturity designated in the applicable Pricing Supplement commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount, not less than U.S. $1,000,000, that, in the judgment of the Calculation Agent, is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York selected by the Calculation Agent at approximately 11:00 a.m., New York City time, on that LIBOR Interest Determination Date for loans in United States dollars to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date and in a principal amount, not less than U.S. $1,000,000, that, in the judgment of the

    Calculation Agent, is representative for a single transaction in such market at such time; provided, however, that if fewer than three banks in The City of New York selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will remain LIBOR in effect on such LIBOR Interest Determination Date.

    PRIME RATE NOTES. Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Prime Interest Determination Date the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan". If such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for that Prime Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 Page for such Prime Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen USPRIME1 Page, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for such Prime Interest Determination Date will be the Prime Rate as determined based on the last such rate published in H.15(519) and provided, further, that if such rate is not so published in H.15(519), the Prime Rate with respect to such Prime Interest Determination Date will remain the Prime Rate in effect on such Prime Interest Determination Date. "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Services (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

    CD RATE NOTES. CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in the CD Rate Notes and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as such rate is published in H.15(519) under the heading "CDs (Secondary Market)". If by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date such rate is not so published, then the CD Rate shall be the rate on such CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not so published in Composite Quotations, the CD Rate for that CD Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in denominations of $5,000,000; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, the CD Rate with respect to such CD Interest Determination Date will remain the CD Rate in effect on such CD Interest Determination Date.

    CMT RATE NOTES. CMT Rate Notes will bear interest at the rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in such CMT Rate Notes and any applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a CMT Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as specified in the applicable Pricing Supplement, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include any Agent or one of its affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

    "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

    "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

    TREASURY RATE NOTES. Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or
Spread Multiplier, if any) specified in the Treasury Rate Notes and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Pricing Supplement as such rate is published in H.15(5l9) under the heading "United States Government Securities--Treasury Bills--auction average (investment)" or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated in the applicable Pricing Supplement are not otherwise reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of 3:30 p.m., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will remain the Treasury Rate in effect on such Treasury Interest Determination Date.

ZERO COUPON NOTES

    Notes may be issued in the form of Original Issue Discount Notes that do not provide any periodic payments of interest (the "Zero Coupon Notes"). The specific terms of any Zero Coupon Notes will be set forth in the applicable Pricing Supplement.

INDEXED NOTES

  GENERAL

    Notes may be issued from time to time as Indexed Notes. Indexed Notes are Notes for which the principal amount payable at Maturity, or the amount of interest payable on an Interest Payment Date, or both, is determined by reference to a currency exchange rate, composite currency or currencies, commodity price or other financial or non-financial index as set forth in the applicable Pricing Supplement. Specific terms of any Indexed Notes will be set forth in such Notes and the applicable Pricing Supplement.

  RISKS ASSOCIATED WITH INDEXED NOTES

    An investment in Notes indexed, as to principal or interest or both, to one or more values of currencies (including exchange rates between currencies), commodities or interest rate indices entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate of such a Note is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid, and, if the principal amount of such a Note is so indexed, the principal amount payable at Maturity may be less than the original purchase price of such
Note if allowed pursuant to the terms of such Note, including the possibility that no principal will be paid. The secondary market for such Notes will be affected by a number of factors, independent of the creditworthiness of the Company and the value of the applicable currency, commodity or interest rate index, including the volatility of the applicable currency, commodity or interest rate index, the time remaining to the Maturity of such Notes, the amount outstanding of such Notes and market interest rates. The value of the applicable currency, commodity or interest rate index depends upon a number of interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the principal amount or interest payable with respect to such Notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity or interest rate index will be increased. The historical experiences of the relevant currencies, commodities or interest rate indices should not be taken as an indication of future performance of such currencies, commodities or interest rate indices during the term of any Note. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Notes and the suitability of such Notes in light of their particular circumstances.

REDEMPTION

    If so specified in the applicable Pricing Supplement, a Note will be redeemable at the option of the Company on the date or dates prior to the Stated Maturity specified in the applicable Pricing Supplement at the price or prices specified in the applicable Pricing Supplement (unless otherwise specified in such Pricing Supplement, expressed as a percentage of the principal amount of such Note), together with accrued interest, if any, to the date of redemption determined as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Company may redeem any of the Notes which are redeemable and remain outstanding either in whole or from time to time in part upon not less than 30 nor more than 60 days' notice mailed by or on behalf of the Company to the registered holder thereof. Unless otherwise specified in the applicable Pricing Supplement, the Company will not be obligated to redeem or purchase the Notes pursuant to any sinking fund or analogous provision or at the option of any holder. If less than all of the Notes of like tenor are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. Upon any redemption of less than all of the principal of a Note prior to Stated Maturity, a new Note of like tenor and of an authorized denomination representing the unredeemed portion thereof will be issued to the registered holder thereof. In the event that a redemption described above is deemed to be a "tender offer" within the meaning of Rule 14(e)-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company will comply with all provisions of the Exchange Act.

REPAYMENT

    If set forth in the applicable Pricing Supplement, the Notes will be subject to repayment at the option of the registered holders thereof in accordance with the terms of the Notes on the repayment dates specified in such Notes (each an "Optional Repayment Date"). If no Optional Repayment Date is specified with respect to a Note, such Note will not be repayable at the option of the registered holder thereof prior to its Stated Maturity. On any Optional Repayment Date with respect to any Note, such Note will be repayable in whole or in part in increments of $1,000 at the option of such registered holder at a price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment, on notice given not more than 45 nor less than 30 days prior to the Optional Repayment Date.

BOOK-ENTRY NOTES

    Upon issuance, all Book-Entry Notes of the same series and bearing interest (if any) at the same rate or pursuant to the same formula and having the same date of issuance, redemption provisions (if any), repayment provisions (if any), Stated Maturity and other terms will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. Unless otherwise specified in the applicable Pricing Supplement, all Book-Entry Notes will be denominated in United States dollars.

    Upon the issuance of a Global Security, the Depositary will credit accounts held with it with the respective principal or face amounts of the Book-Entry Notes represented by such Global Security. The accounts to be credited shall be designated initially by the Agent through which the Note was sold or, to the extent that such Notes are offered and sold directly, by the Company. Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary ("participants") and to persons that may hold interests through such participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant.

    Payment of principal of, premium (if any) and interest (if any) on Book-Entry Notes represented by any such Global Security will be made to the Depositary or its nominee, as the case may be, as the sole registered holder of the Book-Entry Notes represented thereby for all purposes under the Indenture. None of the Company, the Trustee, the Paying Agent or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's records relating to or payments made on account of beneficial ownership interests in a Global Security representing any Book-Entry Notes or any other aspect of the relationship between the Depositary and its participants or the relationship between such participants and the owner of beneficial interests in a Global Security owning through such participants or for maintaining, supervising or reviewing any of the Depositary's records relating to such beneficial ownership interests.

    The Company has been advised by the Depositary that upon receipt of any payment of principal of, premium (if any) or interest (if any) on any such Global Security, the Depositary will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depositary. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held by such participants for customer accounts registered in "street name", and will be the sole responsibility of such participants.

    No Global Security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.

    Unless otherwise specified in the applicable Pricing Supplement, a Global Security representing Book-Entry Notes is exchangeable for Certificated Notes of the same series and bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions (if any), repayment provisions (if any), Stated Maturity and other terms and of differing authorized denominations aggregating a like amount, only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, (y) the Company in its sole discretion determines that such Global Security shall be exchangeable for Certificated Notes or (z) there shall have occurred and be continuing an Event of Default with respect to the Notes. Such Certificated Notes shall be registered in the names of the owners of the beneficial interests in such Global Security as provided by the Depositary's relevant participants (as identified by the Depositary).

    Except  as  provided  above,  owners of  beneficial  interests  in  a Global
Security will not be entitled to receive physical delivery of Notes in certificated form and will not be considered the registered holders thereof for any purpose under the Indenture, and no Global Security representing Book-Entry Notes shall be exchangeable or transferrable. Accordingly, each person owning a beneficial interest in such a Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a registered holder under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    The Depositary, as the registered holder of each Global Security, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a registered holder is entitled to give or take under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of registered holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a registered holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    The Depositary has advised the Company that the Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. The Depositary was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agents), banks (including the Trustee), trust companies, clearing corporations, and certain other organizations some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

REGARDING THE TRUSTEE

    The Trustee under the Indenture with regard to the Notes is Citibank, N.A. The Company and certain subsidiaries from time to time borrow from the Trustee, maintain deposit accounts with the Trustee and conduct other banking transactions with the Trustee in the ordinary course of their business.

        SPECIAL PROVISIONS AND RISKS RELATING TO FOREIGN CURRENCY NOTES

GENERAL

    Unless otherwise specified in an applicable Pricing Supplement, Notes denominated in other than United States dollars or ECUs will not be sold in, or to residents of, the country issuing the Specified Currency in which particular Notes are denominated. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of and interest on the Notes. Such persons should consult their own financial and legal advisors with regard to such matters.

    THIS PROSPECTUS SUPPLEMENT DOES NOT DESCRIBE ALL RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES THAT RESULT FROM SUCH NOTES BEING DENOMINATED OR PAYABLE IN A FOREIGN CURRENCY OR CURRENCY UNIT, EITHER AS SUCH RISKS EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN FOREIGN CURRENCY NOTES. FOREIGN CURRENCY NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

    The information set forth below is by necessity incomplete and prospective purchasers of Foreign Currency Notes should consult their own financial and legal advisors with respect to any matters that may affect the purchase or holding of a Foreign Currency Note or the receipt of payments of principal of and any premium and interest on a Foreign Currency Note.

EXCHANGE RATES AND EXCHANGE CONTROLS

    An investment in Foreign Currency Notes entails significant risks that are not associated with a similar investment in a security denominated in United States dollars. Such risks include, without limitation, the possibility of significant changes in rate of exchange between the United States dollar and the Specified Currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on events over which the Company has no control, such as economic and political events and the supply and demand for relevant currencies. In recent years, rates of exchange between the United States dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Note. Depreciation of the Specified Currency applicable to a Foreign Currency Note against the United States dollar would result in a decrease in the United States dollar-equivalent yield of such Note, in the United States dollar-equivalent value of the principal payable at Maturity of such Note and, generally, in the United States dollar-equivalent market value of such Note.

    Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to a Foreign Currency Note's Maturity which could affect exchange rates as well as the availability of the Specified Currency at a Foreign Currency Note's Maturity. Even if there are no exchange controls, it is possible that the Specified Currency for any particular Foreign Currency Note would not be available at such Note's Maturity due to other circumstances beyond the control of the Company. In that event, the Company will repay in United States dollars on the basis of the most recently available exchange rate.

JUDGMENTS

    The Notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on Foreign Currency Notes were commenced in a court of the United States, it is likely that such court would grant judgment relating to such Notes only in United States dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into United States dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. Under current New York law, a state court in the State of New York rendering a judgment on a Foreign Currency Note would be required to render such judgment in the Specified Currency in which such Foreign Currency Note is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. Holders of Foreign Currency Notes would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time the Paying Agent converts United States dollars to the Specified Currency for payment of the judgment.

PAYMENT OF PRINCIPAL AND ANY PREMIUM AND INTEREST

    The Company is obligated to make payments of principal of and any premium and interest on Foreign Currency Notes in the Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts). Any such amounts paid by the Company will, unless otherwise specified in the applicable Pricing Supplement, be converted by the Exchange Rate Agent named in the applicable Pricing Supplement to U.S. dollars for payment to Holders. However, unless otherwise indicated in the applicable Pricing Supplement, the Holder of a Foreign Currency Note may elect to receive such payments in the Specified Currency as hereinafter described.

    Any U.S. dollar amount to be received by a Holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Market Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the Holder of the Foreign Currency Note by deductions from such payments.

    Unless otherwise specified in the applicable Pricing Supplement, a Holder of a Foreign Currency Note may elect to receive payment of the principal of and any premium and interest on such Note in the Specified Currency by submitting a written request for such payment to the Paying Agent at its corporate trust office in the City of Minneapolis, Minnesota on or prior to the Regular Record Date or at least sixteen days prior to Maturity, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. A Holder of a Foreign Currency Note may elect to receive payment in the Specified Currency for all principal and any premium and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Paying Agent, but written notice of any such revocation must be received by the Paying Agent on or prior to the relevant Regular Record Date or at least the sixteenth calendar day prior to Maturity, as the case may be. Holders of Foreign Currency Notes whose Notes are to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

    Principal of, and any premium and interest on, a Foreign Currency Note paid in U.S. dollars will be paid in the manner specified in the Prospectus and this Prospectus Supplement for interest on Notes denominated in U.S. dollars. Interest on a Foreign Currency Note paid in the Specified Currency will be paid by check mailed to the address of the Person entitled thereto as it appears in the Security Register. All checks payable in a Specified Currency will be drawn on a bank office located outside the United States. Payments of principal of and any premium and interest on Foreign Currency Notes paid in the Specified Currency at Maturity will be made by wire transfer of immediately available funds to an account with a bank located in the country of the Specified Currency, as shall have been designated at least sixteen days prior to Maturity by the Holder, provided that the Note is presented at the principal corporate trust office of the Trustee or the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures.

    Unless  otherwise  specified  in   the  applicable  Pricing  Supplement,   a
beneficial owner of Book-Entry Notes denominated in a Specified Currency electing to receive payments of principal or any premium or interest in a currency other than U.S. dollars must notify the participant through which its interest is held on or prior to the applicable Regular Record Date, in the case of a payment of interest, and on or prior to the sixteenth day prior to Maturity, in the case of principal or premium, of such beneficial owner's election to receive all or a portion of such payment in a Specified Currency. Such participant must notify the Depositary of such election on or prior to the third Market Day after such Regular Record Date. The Depositary will notify the Paying Agent of such election on or prior to the fifth Market Day after such Regular Record Date. If complete instructions are received by the participant and forwarded by the participant to the Depositary, and by the Depositary to the Paying Agent, on or prior to such dates, the beneficial owner will receive payments in the Specified Currency.

PAYMENT CURRENCY

    If a Specified Currency is not available for the payment of principal or any premium or interest with respect to a Foreign Currency Note due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to Holders of Foreign Currency Notes by making such payment in U.S. dollars on the basis of the Market Exchange Rate on the second Market Day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated in the applicable Pricing Supplement. The Market Exchange Rate for any Specified Currency means the noon buying rate in The City of New York for cable transfer for such Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture.

    If payment in respect of a Note is required to be made in any currency unit (E.G., ECU), and such currency unit is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, then the Company will be entitled, but not required, to make any payments in respect of such Note in U.S. dollars until such currency unit is again available. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the currency unit in U.S. dollars, which shall be determined by the Company or its agent on the following basis. The component currencies of the currency unit for this purpose (the "Component Currencies" or, individually, a "Component Currency") shall be the currency amounts that were components of the currency unit as of the last day on which the currency unit was used. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Company or such agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise indicated in the applicable Pricing Supplement.

    If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

    All determinations referred to above made by the Company or its agent (including the Exchange Rate Agent) shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holders of Notes.

                             UNITED STATES TAXATION

    The following is a summary of the principal United States federal income tax consequences of ownership of Notes. It deals only with Notes held as capital assets by initial purchasers, and not with special classes of holders, such as dealers in securities or currencies, banks, tax-exempt organizations, life insurance companies, persons that hold Notes that are a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. Moreover, the summary deals only with Notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of ownership of Notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable Pricing Supplement. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect.

    Prospective purchasers of Notes should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction, of ownership of Notes.

UNITED STATES HOLDERS

  PAYMENTS OF INTEREST

    Interest on a Note, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars (a "foreign currency"), other than interest on a "Discount Note" that is not "qualified stated interest" (each as defined below under "Original Issue Discount--General"), will be taxable to a United States Holder as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. A United States Holder is a beneficial owner who or that is (i) a citizen or resident of the United States, (ii) a domestic corporation or (iii) otherwise subject to United States federal income taxation on a net income basis in respect of the Note.

    If an interest payment is denominated in, or determined by reference to, a foreign currency, the amount of income recognized by a cash basis United States Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

    An accrual basis United States Holder may determine the amount of income recognized with respect to an interest payment denominated in, or determined by reference to, a foreign currency in accordance with either of two methods. Under the first method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year).

    Under the second method, the United States Holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period or taxable year, an electing accrual basis United States Holder may instead translate such accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and will be irrevocable without the consent of the Internal Revenue Service (the "Service").

    Upon receipt of the interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Note) denominated in, or determined by reference to, a foreign currency, the United States Holder will recognize ordinary income or loss measured by the difference between the exchange rate as determined above and the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

  ORIGINAL ISSUE DISCOUNT

    GENERAL. A Note, other than a Note with a term of one year or less (a "short-term Note"), will be treated as issued at an original issue discount (a "Discount Note") if the excess of the Note's "stated redemption price at maturity" over its issue price is more than a "de minimis amount" (as defined below). Generally, the issue price of a Note will be the first price at which a substantial amount of Notes included in the issue of which the Note is a part is sold to other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a Note is the total of all payments provided by the Note that are not payments of "qualified stated interest". A qualified stated interest payment is generally any one of a series of stated interest payments on a Note that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the Note. Special rules for "Variable Rate Notes" (as defined below under "Original Issue Discount--Variable Rate Notes") are described below under "Original Issue Discount--Variable Rate Notes".

    In general, if the excess of a Note's stated redemption price at maturity over its issue price is less than 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity (the "de minimis amount"), then such excess, if any, constitutes "de minimis original issue discount" and the Note is not a Discount Note. Unless the election described below under "Election to Treat All Interest as Original Issue Discount" is made, a United States Holder of a Note with de minimis original issue discount must include such de minimis original issue discount in income as stated principal payments on the Note are made. The includible amount with respect to each such payment will equal the product of the total amount of the Note's de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the Note.

    United States Holders of Discount Notes having a maturity of more than one year from their date of issue must include original issue discount ("OID") in income calculated on a constant-yield method before the receipt of cash attributable to such income, and generally will have to include in income increasingly greater amounts of OID over the life of the Note. The amount of OID includible in income by a United States Holder of a Discount Note is the sum of the daily portions of OID with respect to the Discount Note for each day during the taxable year or portion of the taxable year on which the United States Holder holds such Discount Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Note may be of any length selected by the United States Holder and may vary in length over the term of the Note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Note's adjusted issue price at the beginning of the accrual period and such Note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over
(b) the sum of the payments of qualified stated interest on the Note allocable to the accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the issue price of the Note increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the Note that were not qualified stated interest payments. For purposes of determining the amount of OID allocable to an accrual period, if an interval between payments of qualified stated interest on the Note contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated pro rata on the basis of relative lengths to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of OID allocable to the final accrual period is the difference between (x) the amount payable at the maturity of the Note (other than any payment of qualified stated interest) and
(y) the Note's adjusted issue price as of the beginning of the final accrual period.

    ACQUISITION PREMIUM. A United States Holder that purchases a Note for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being "acquisition premium") and that does not make the election described below under "Election to Treat All Interest as Original Issue Discount" is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the United States Holder's adjusted basis in the Note immediately after its purchase over the adjusted issue price of the Note, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

    MARKET DISCOUNT. A Note, other than a short-term Note, will be treated as purchased at a market discount (a "Market Discount Note") if (i) the amount for which a United States Holder purchased the Note is less than the Note's issue price (as determined above under "Original Issue Discount--General") and (ii) the Note's stated redemption price at maturity or, in the case of a Discount Note, the Note's "revised issue price", exceeds the amount for which the United States Holder purchased the Note by at least 1/4 of 1 percent of such Note's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the Note's maturity. If such excess is not sufficient to cause the Note to be a Market Discount Note, then such excess constitutes "de minimis market discount". The Code provides that, for these purposes, the "revised issue price" of a Note generally equals its issue price, increased by the amount of any OID that has accrued on the Note.

    Any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Note. Alternatively, a United States Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Note. Such an election shall apply to all debt instruments with market discount acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the Service.

    Market discount on a Market Discount Note will accrue on a straight-line basis unless the United States Holder elects to accrue such market discount on a constant-yield method. Such an election shall apply only to the Note with respect to which it is made and may not be revoked. A United States Holder of a Market Discount Note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Note in an amount not exceeding the accrued market discount on such Note until the maturity or disposition of such Note.

    PRE-ISSUANCE ACCRUED INTEREST. If (i) a portion of the initial purchase price of a Note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the Note is to be made within one year of the Note's issue date and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the United States Holder may elect to decrease the issue price of the Note by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Note.

    NOTES SUBJECT TO CONTINGENCIES INCLUDING OPTIONAL REDEMPTION. In general, if a Note provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, the yield and maturity of the Note are determined by assuming that the payments will be made according to the Note's stated payment schedule. If, however, based on all the facts and circumstances as of the issue date, it is more likely than not that the Note's stated payment schedule will not occur, then, in general, the yield and maturity of the Note are computed based on the payment schedule most likely to occur.

    Notwithstanding the general rules for determining yield and maturity in the case of Notes subject to contingencies, if the Company has an unconditional option or options to redeem a Note, or the Holder has an unconditional option or options to cause a Note to be repurchased, prior to the Note's stated maturity, then (i) in the case of an option or options of the Company, the Company will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the Note and (ii) in the case of an option or options of the Holder, the Holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the Note. For purposes of those calculations, the yield on the Note is determined by using any date on which the Note may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of the Note as the principal amount payable at maturity.

    If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a "change in circumstances") then, except to the extent that a portion of the Note is repaid as a result of a change in circumstances and solely for purposes of the accrual of OID, the yield and maturity of the Note are redetermined by treating the Note as reissued on the date of the change in circumstances for an amount equal to the Note's adjusted issue price on that date.

    ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. A United States Holder may elect to include in gross income all interest that accrues on a Note using the constant-yield method described above under the heading "Original Issue Discount--General", with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "Notes Purchased at a Premium") or acquisition premium.

    In applying the constant-yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing United States Holder's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing United States Holder, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the Service. If this election is made with respect to a Note with amortizable bond premium, then the electing United States Holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing United States Holder as of the beginning of the taxable year in which the Note with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the Service.

    If the election to apply the constant-yield method to all interest on a Note is made with respect to a Market Discount Note, the electing United States Holder will be treated as having made the election discussed above under "Original Issue Discount--Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such United States Holder.

    VARIABLE RATE NOTES. A "Variable Rate Note" is a Note that: (i) has an issue price that does not exceed the total noncontingent principal payments by more than the lesser of (1) the product of (x) the total noncontingent principal payments, (y) the number of complete years to maturity from the issue date and
(z)  .015, or (2) 15 percent of  the total noncontingent principal payments, and
(ii) provides for stated interest compounded or paid at least annually at (1) one or more "qualified floating rates", (2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate" or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate".

    A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a "current value" of that rate. A "current value" of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

    A variable rate is a "qualified floating rate" if (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Note is denominated or (ii) it is equal to the product of such a rate and either (a) a fixed multiple that is greater than zero but not more than 1.35, or (b) a fixed multiple greater than zero but not more than 1.35, increased or decreased by a fixed rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the Note or are not reasonably expected to significantly affect the yield on the Note.

    An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on (i) one or more qualified floating rates, (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the debt instrument is denominated, (iii) the yield or changes in the price of one or more actively traded items of personal property other than stock or debt of the issuer or a related party, or (iv) a combination of objective rates. A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. An objective rate is a "qualified inverse floating rate" if (i) the rate is equal to a fixed rate minus a qualified floating rate, and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds. Under these rules, Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, Treasury Rate Notes, CD Rate Notes, and Federal Funds Rate Notes will generally be treated as Variable Rate Notes.

    In general, if a Variable Rate Note provides for stated interest at a single qualified floating rate or objective rate, all stated interest on the Note is qualified stated interest and the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the Note.

    If a Variable Rate Note does not provide for stated interest at a single qualified floating rate or objective rate, or at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals on the Note are generally determined by (i) determining a fixed rate substitute for each variable rate provided under the Variable Rate Note (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the Note), (ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above), (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.

    If a Variable Rate Note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals are determined as in the immediately preceding paragraph with the modification that the Variable Rate Note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Variable Rate Note as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

    SHORT-TERM NOTES. In general, an individual or other cash basis United States Holder of a short-term Note is not required to accrue OID (as specially defined below for the purposes of this paragraph) for United States federal income tax purposes unless it elects to do so (but may be required to include any stated interest in income as the interest is received). Accrual basis United States Holders and certain other United States Holders, including banks, regulated investment companies, dealers in securities, common trust funds, United States Holders who hold Notes as part of certain identified hedging transactions, certain pass-thru entities and cash basis United States Holders who so elect, are required to accrue OID on short-term Notes on either a straight-line basis or under the constant-yield method (based on daily compounding), at the election of the United States Holder. In the case of a United States Holder not required and not electing to include OID in income currently, any gain realized on the sale or retirement of the short-term Note will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant-yield method) through the date of sale or retirement. United States Holders who are not required and do not elect to accrue OID on short-term Notes will be required to defer deductions for interest on borrowings allocable to short-term Notes in an amount not exceeding the deferred income until the deferred income is realized.

    For purposes of determining the amount of OID subject to these rules, all interest payments on a short-term Note, including stated interest, are included in the short-term Note's stated redemption price at maturity.

    FOREIGN CURRENCY DISCOUNT NOTES. OID for any accrual period on a Foreign Currency Note will be determined in the foreign currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States Holder, as described under "Payments of Interest". Upon receipt of an amount attributable to OID (whether in connection with a payment of interest or the sale or retirement of a Note), a United States Holder may recognize ordinary income or loss.

  NOTES PURCHASED AT A PREMIUM

    A United States Holder that purchases a Note for an amount in excess of its principal amount may elect to treat such excess as "amortizable bond premium", in which case the amount required to be included in the United States Holder's income each year with respect to interest on the Note will be reduced by the amount of amortizable bond premium allocable (based on the Note's yield to maturity) to such year. In the case of a Foreign Currency Note, bond premium will be computed in units of the foreign currency, and amortizable bond premium will reduce interest income in units of the foreign currency. At the time amortized bond premium offsets interest income, exchange gain or loss (taxable as ordinary income or loss) is realized measured by the difference between exchange rates at that time and at the time of the acquisition of the Notes. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and is irrevocable without the consent of the Service. See also "Original Issue Discount--Election to Treat All Interest as Original Issue Discount".

  PURCHASE, SALE AND RETIREMENT OF THE NOTES

    A United States Holder's tax basis in a Note will generally be its U.S. dollar cost (as defined below), increased by the amount of any OID or market discount included in the United States Holder's income with respect to the Note and the amount, if any, of income attributable to de minimis original issue discount and de minimis market discount included in the United States Holder's income with respect to the Note, and reduced by (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium applied to reduce interest on the Note. The U.S. dollar cost of a Note purchased with a foreign currency will generally be the U.S. dollar value of the purchase price on the date of purchase or, in the case of Notes traded on an established securities market, as defined in the applicable treasury regulations promulgated under the Code ("Treasury Regulations"), that are purchased by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the purchase.

    A United States Holder will generally recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the tax basis of the Note. The amount realized on a sale or retirement for an amount in foreign currency will be the U.S. dollar value of such amount on the date of sale or retirement or, in the case of Notes traded on an established securities market, as defined in the applicable Treasury Regulations, sold by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the sale. Except to the extent described above under "Original Issue Discount-- Short-Term Notes" or "Original Issue Discount--Market Discount" or described in the next succeeding paragraph or attributable to accrued but unpaid interest, gain or loss recognized on the sale or retirement of a Note will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year.

    Gain or loss recognized by a United States Holder on the sale or retirement of a Note that is attributable to changes in exchange rates will be treated as ordinary income or loss. However, exchange gain or loss is taken into account only to the extent of total gain or loss realized on the transaction.

  EXCHANGE OF AMOUNTS IN OTHER THAN U.S. DOLLARS

    Foreign currency received as interest on a Note or on the sale or retirement of a Note will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time of such sale or retirement. Foreign currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the foreign currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a foreign currency (including its use to purchase Notes or upon exchange for U.S. dollars) will be ordinary income or loss.

  INDEXED NOTES

    The applicable Pricing Supplement will contain a discussion of any special United States federal income tax rules with respect to Notes that are not subject to the rules governing Variable Rate Notes, payments on which are determined by reference to any index.

UNITED STATES ALIEN HOLDERS

    For purposes of this discussion, a "United States Alien Holder" is any holder who is (i) a nonresident alien individual or (ii) a foreign corporation, partnership or estate or trust which is not subject to United States federal income tax on a net income basis in respect of income or gain from a Note. This discussion assumes that the Note or coupon is not subject to the rules of
Section 871(h)(4)(A) of the Code (relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party).

    Under present United States federal income and estate tax law and subject to the discussion of backup withholding below:

        (i) payments of principal, premium (if any) and interest (including OID) by the Company or any of its paying agents to any holder of a Note or coupon that is a United States Alien Holder will not be subject to United States federal withholding tax if, in the case of interest or OID, (a) the beneficial owner of the Note or coupon does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Note or coupon is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Note or coupon certifies to the Company or its agent, under penalties of perjury, that it is not a United States Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note or coupon certifies to the Company or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

        (ii) a United States Alien Holder of a Note or coupon will not be subject to United States federal withholding tax on any gain realized on the sale or exchange of a Note or coupon; and

       (iii) a Note or coupon held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for purposes of the United States federal estate tax as a result of the individual's death (a) if the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and (b) the income on the Note would not have been effectively connected with a United States trade or business of the individual at the individual's death.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  UNITED STATES HOLDERS

    In general, information reporting requirements will apply to payments of principal, any premium and interest on a Note and the proceeds of the sale of a Note before maturity within the United States to, and to the accrual of OID on a Discount Note with respect to, non-corporate United States Holders, and "backup withholding" at a rate of 31% will apply to such payments and to payments of OID if the United States Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns.

  UNITED STATES ALIEN HOLDERS

    Information reporting and backup withholding will not apply to payments of principal, premium (if any) and interest (including OID) made by the Company or a paying agent to a United States Alien Holder on a Note if the certification described in clause (i)(c) under "United States Alien Holders" above is received, provided that the payor does not have actual knowledge that the holder is a United States person.

    Payments of the proceeds from the sale by a United States Alien Holder of a Note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of a Note to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

                         PLAN OF DISTRIBUTION OF NOTES

    The Company has entered into a Distribution Agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co., Lehman Brothers, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, Salomon Brothers Inc and Smith Barney Inc. and may enter into similar agreements with other agents (collectively, the "Agents"). Under the terms of such Distribution Agreement and any such other similar agreements, the Notes will be offered on a continuing basis by the Company through the Agents, each of which has agreed or will have agreed to use its reasonable efforts to solicit purchases of the Notes. The Company will pay each Agent a commission of from
 .125% to .750% of the principal amount of each Note with a Stated Maturity of 30 years or less, depending on its Stated Maturity, sold through such Agent. Commissions with respect to Notes with Stated Maturities in excess of 30 years that are sold through an Agent will be negotiated between the Company and such Agent at the time of such sale. The Company will have the sole right to accept offers to purchase Notes and may reject any offer, in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes received by it, in whole or in part. The Company will also have the right to sell Notes to any Agent, acting as principal, at a discount equivalent to the commission set forth on the cover page hereof in the case of any such principal transaction in which no other discount is agreed, for resale to one or more investors or other purchasers from time to time at varying prices related to prevailing market prices at the time of such resale, as determined by such Agent or, if so agreed, at a fixed public offering price. After the initial public offering of Notes to be resold to investors and other purchasers, the public offering price (in the case of Notes to be resold at a fixed public offering price), the concession and the discount may be changed. In addition, such Agent may offer the Notes it has purchased as principal to other dealers. Such Agent may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent.

    The Company reserves the right to sell Notes directly to investors on its own behalf, and to accept offers to purchase Notes through agents other than the Agents.

    Unless otherwise indicated in the applicable Pricing Supplement, payment of the purchase price of Notes will be required to be made in immediately available funds in The City of New York.

    The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act"). The Company has agreed or will have agreed to indemnify the Agents against and contribute toward certain liabilities, including liabilities under the Act. The Company also has agreed or will have agreed to reimburse the Agents for certain expenses in connection with the offering of the Notes.

    Each of the Agents may from time to time purchase and sell Notes in the secondary market, but will not be obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, each of the Agents may make a market in the Notes.

    Norwest Investment Services, Inc. ("NISI"), a wholly-owned subsidiary of the Company, may assist in the placement of the Notes. Any such placement will be pursuant to the terms of an agreement (a "Brokerage Agreement") between the Company and NISI, whereby NISI will be acting as agent for certain of its existing customers. Any such placement of the Notes will be made in compliance with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. Any such Brokerage Agreement will authorize NISI to contact existing customers which are financial institutions or sophisticated investors to inform them of the availability of the Notes and the terms on which the Notes may be purchased. NISI will forward any orders for the Notes to the Company for acceptance, and the Company will pay NISI a commission at the same rate as the commissions paid to the Agents. As part of such arrangement, it is anticipated that the Company will agree to indemnify NISI against and contribute towards certain liabilities, including liabilities under the Act.

    The Agents and NISI do not intend to confirm sales of Notes to any accounts over which they have discretionary authority.

                               VALIDITY OF NOTES

    The validity of the Notes will be passed upon for the Company by Stanley S. Stroup, Executive Vice President and General Counsel of the Company, and for the Agents by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004. As of June 30, 1995, Mr. Stroup was the owner of 108,607 shares of the Company's Common Stock and had options to acquire 327,410 additional shares. Mr. Stroup may rely upon the opinion of Sullivan & Cromwell with respect to matters of New York law. Certain tax matters will be passed upon for the Company by Faegre & Benson P.L.L.P. ("Faegre & Benson"), 2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402. Faegre & Benson and certain members of the firm are indebted to and have other banking and trust relationships with certain affiliated banks of the Company. As of June 30, 1995, members of Faegre & Benson and members of their families owned an aggregate of 54,600 shares of the Company's Common Stock and 2,800 shares of the Company's Preferred Stock. The opinions of Mr. Stroup and Sullivan & Cromwell will be conditioned upon, and subject to certain assumptions regarding, future action to be taken by the Company and the Trustee in connection with the issuance and sale of any particular Note, the specific terms of Notes and other matters which may affect the validity of Notes but which cannot be ascertained on the date of such opinions.

                                    EXPERTS

    The consolidated financial statements of the Company and subsidiaries as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, incorporated by reference herein and elsewhere in the Registration Statement, have been incorporated herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                     (This page intentionally left blank.)

PROSPECTUS
                              NORWEST CORPORATION
                       DEBT SECURITIES AND DEBT WARRANTS
                 PREFERRED SHARES AND PREFERRED SHARE WARRANTS
                             COMMON STOCK WARRANTS
                                     UNITS
                               -----------------

    Norwest Corporation (the "Corporation") intends to offer from time to time in one or more series its unsecured debt securities, which may be senior (the "Senior Securities") or subordinated (the "Subordinated Securities," and together with the Senior Securities, the "Debt Securities"), warrants to purchase the Debt Securities ("Debt Warrants"), shares of preferred stock or preference stock (the "Preferred Shares"), interests in which may be represented by depositary shares ("Depositary Shares"), warrants to purchase the Preferred Shares or Depositary Shares ("Preferred Share Warrants") or warrants to purchase Common Stock ("Common Stock Warrants," and together with the Debt Warrants and Preferred Share Warrants, the "Securities Warrants"), with an aggregate initial public offering price (including the exercise price of any Securities Warrants) of up to $3,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency Units ("ECU"), on terms to be determined at the time of sale. The Debt Securities, Preferred Shares, Depositary Shares and Securities Warrants may be offered separately or as a part of units consisting of one or more such securities ("Units," and together with the Debt Securities, Preferred Shares, Depositary Shares and Securities Warrants, the "Offered Securities"), in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (a "Prospectus Supplement").

    The Senior Securities will rank PARI PASSU with all other unsecured Senior Debt of the Corporation, as defined. The Subordinated Securities will be subordinated to all existing and future Senior Debt of the Corporation.

    Specific terms of the Offered Securities, including such terms as, where applicable, (i) in the case of Debt Securities, the specific designation, aggregate principal amount, currency, denominations, maturity, premium, rate and time of payment of interest, terms for redemption at the option of the Corporation or repayment at the option of the holder, terms for sinking fund payments and the initial public offering price; (ii) in the case of Preferred Shares, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights, and the initial public offering price and whether interests in the Preferred Shares will be represented by Depositary Shares; and (iii) in the case of Securities Warrants, where applicable, the duration, offering price, exercise price and detachability, are set forth in the accompanying Prospectus Supplement. Units may be issued in amounts, at prices, on terms and containing such conditions, covenants and other provisions, and consisting of such Offered Securities and other securities, as will be set forth in a Prospectus Supplement. The Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to and any listing on a securities exchange of the Offered Securities covered by the Prospectus Supplement.

    The Offered Securities may be offered directly, through agents designated from time to time or to or through underwriters or dealers, which may include affiliates of the Corporation. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable fee, commission, purchase price or discount arrangements with them, will be set forth, or will be calculable from the information set forth, in the Prospectus Supplement.

    This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

                             ---------------------

THE OFFERED SECURITIES ARE UNSECURED OBLIGATIONS OF THE CORPORATION AND ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK
    SUBSIDIARY OF THE CORPORATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
       INSURANCE CORPORATION,  THE  BANK  INSURANCE  FUND  OR  ANY  OTHER
                              GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY  OR ADEQUACY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

               The date of this Prospectus is September 1, 1995.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Corporation with the Securities and Exchange Commission (the "Commission") are incorporated in and made a part of this Prospectus by reference: (i) Annual Report on Form 10-K for the year ended December 31, 1994; (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995; (iii) Current Reports on Form 8-K dated January 9, 1995, January 27, 1995, February 17, 1995, April 21, 1995 and July 3, 1995; (iv) Registration Statement on Form 8-A dated December 6, 1988, as amended by Amendment No. 1 on Form 8 dated July 21, 1989; (v) Registration Statement on Form 8-A dated December 21, 1990; and (vi) Registration Statement on Form 8-A dated August 8, 1991.

    All documents  filed by  the  Corporation with  the Commission  pursuant  to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Corporation will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Laurel A. Holschuh, Senior Vice President and Secretary, Norwest Corporation, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1026. Telephone requests may be directed to (612) 667-8655.

    No person is authorized to give any information or to make any representations other than those contained in this Prospectus or a Prospectus Supplement in connection with the offering described herein and therein, and any information or representations not contained herein or therein must not be relied upon as having been authorized. This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement. The delivery of this Prospectus and a Prospectus Supplement relating to particular Offered Securities shall not constitute an offer of any of the other Offered Securities covered by this Prospectus. The delivery of this Prospectus or any Prospectus Supplement does not constitute an offer to sell or a solicitation of an offer to buy the Offered Securities in any circumstances in which such offer or solicitation of an offer to buy the Offered Securities is unlawful.

                             AVAILABLE INFORMATION

    The Corporation is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Such reports, proxy and information statements and other information filed by the Corporation can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy and information statements and other information concerning the Corporation can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005, and at the offices of the Chicago Stock Exchange at One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605.

    Additional information regarding the Corporation and the Offered Securities offered hereby is contained in the Registration Statement and the exhibits relating thereto in respect of the Offered Securities offered hereby, filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). For further information pertaining to the Corporation and the Offered Securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.
                              -------------------
    Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars," "U.S. dollars," or "U.S. $").

                                THE CORPORATION

    The Corporation is a diversified financial services company which was organized under the laws of Delaware in 1929 and is registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The Corporation operates through subsidiaries engaged in banking and in related businesses. The
Corporation provides retail, commercial, and corporate banking services to its customers through banks located in Arizona, Colorado, Illinois, Indiana, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Ohio, South Dakota, Texas, Wisconsin, and Wyoming. The Corporation provides additional financial services to its customers through subsidiaries engaged in various businesses, principally mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency services, computer and data processing services, trust services, and venture capital investment.
    At June 30, 1995, the Corporation had consolidated total assets of $66.6 billion, total deposits of $38.2 billion, and total stockholders' equity of $4.7 billion. Based on total assets at June 30, 1995, the Corporation was the twelfth largest commercial banking organization in the United States.
    The Corporation regularly explores opportunities for possible acquisitions of financial institutions and related businesses. Generally, management of the Corporation does not make a public announcement about an acquisition until a definitive agreement has been signed. The Corporation has entered into definitive agreements for the acquisition of various financial institutions having aggregate total assets at June 30, 1995 of approximately $4.5 billion. Certain of these acquisitions were consummated subsequent to June 30, 1995, and the others remain subject to regulatory approval and are expected to be completed by the end of the first quarter of 1996. None of these acquisitions is individually significant or material to the financial statements of the Corporation.
    The Corporation's principal executive offices are located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1000, and its telephone number is (612) 667-1234.
    Additional information concerning the Corporation is included in the documents incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                           CERTAIN REGULATORY MATTERS
GENERAL

    As a bank holding company, the Corporation is subject to supervision and examination by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). The Corporation's banking subsidiaries are subject to supervision and examination by applicable federal and state banking agencies. The deposits of the Corporation's banking subsidiaries are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC"), and therefore such banking subsidiaries are subject to regulation by the FDIC. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

DIVIDEND RESTRICTIONS

    Various federal and state statutes and regulations limit the amount of dividends the subsidiary banks can pay to the Corporation without regulatory approval. The approval of the Comptroller of the Currency is required for any dividend by a national bank if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by regulation, for that year combined with its retained net profits for the preceding two years less any required transfers to surplus or a fund for the retirement of any preferred stock. In addition, a national bank may not pay a dividend in an amount greater than its net profits then on hand after deducting its losses and bad debts. For this purpose, bad debts are defined to include, generally, loans which have matured and are in arrears with respect to interest by six months or more, other than such loans which are well secured and in the process of collection. Under these provisions the Corporation's national bank subsidiaries could have declared, as of June 30, 1995, aggregate dividends of at least $231.9 million, without obtaining prior regulatory approval and without reducing the capital of the banks below minimum regulatory levels. The Corporation also has several state bank subsidiaries that are subject to state regulations limiting dividends; however, the amount of dividends payable by the Corporation's state bank subsidiaries, with or without state regulatory approval, would represent an immaterial contribution to the Corporation's revenues.

    If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board, the Comptroller of the Currency, and the FDIC have issued policy statements which provide that FDIC-insured banks and bank holding companies should generally pay dividends only out of current operating earnings.

HOLDING COMPANY STRUCTURE

    The Corporation is a legal entity separate and distinct from its banking and nonbanking subsidiaries. Accordingly, the right of the Corporation, and thus the rights of the Corporation's creditors, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of the Corporation in its capacity as a creditor may be recognized. The principal sources of the Corporation's revenues are dividends and fees from its subsidiaries.

    The Corporation's banking subsidiaries are subject to restrictions under federal law which limit the transfer of funds by the subsidiary banks to the Corporation and its nonbank subsidiaries, whether in the form of loans, extensions of credit, investments, or asset purchases. Such transfers by any subsidiary bank to the Corporation or any nonbank subsidiary are limited in amount to 10% of the bank's capital and surplus and, with respect to the Corporation and all such nonbank subsidiaries, to an aggregate of 20% of such bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts.

    The Federal Reserve Board has a policy to the effect that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to commit resources to support each such subsidiary bank. This support may be required at times when the Corporation may not have the resources to provide it. Any capital loans by the Corporation to any of the subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In addition, the Crime Control Act of 1990 provides that in the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

    A depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance.

    Federal law (12 U.S.C. Section55) permits the Comptroller of the Currency to order the pro rata assessment of shareholders of a national bank whose capital stock has become impaired, by losses or otherwise, to relieve a deficiency in such national bank's capital stock. This statute also provides for the enforcement of any such pro rata assessment of shareholders of such national bank to cover such impairment of capital stock by sale, to the extent necessary, of the capital stock of any assessed shareholder failing to pay the assessment. Similarly, the laws of certain states provide for such assessment and sale with respect to banks chartered by such states. The Corporation, as the sole shareholder of most of its subsidiary banks, is subject to such provisions.

CAPITAL REQUIREMENTS

    Under the Federal Reserve Board's risk-based capital guidelines for bank holding companies, the minimum ratio of total capital to risk-adjusted assets (including certain off-balance sheet items, such as stand-by letters of credit) is 8%. At least half of the total capital is to be comprised of common stock, minority interests and noncumulative perpetual preferred stock ("Tier 1 capital"). The remainder ("Tier 2 capital") may consist of hybrid capital instruments, perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock, and a limited amount of the allowance for credit losses. In addition, the Federal Reserve Board's minimum "leverage ratio" (the ratio of Tier 1 capital to quarterly average total assets) guidelines for bank holding companies provide for a minimum leverage ratio of 3% for bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating. All other bank holding companies are required to maintain a leverage ratio of 3% plus an additional cushion of 1% to 2%. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions are expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier 1 leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of a banking organization's Tier 1 capital, less all intangibles, to total assets, less all intangibles. Each of the Corporation's banking subsidiaries is also subject to capital requirements adopted by applicable regulatory agencies which are substantially similar to the foregoing. At June 30, 1995, the Corporation's Tier 1 and total capital (the sum of Tier 1 and Tier 2 capital) to risk-adjusted assets ratios were 8.04% and 10.18%, respectively, and the Corporation's leverage ratio was 5.85%. Neither the Corporation nor any subsidiary bank has been advised by the appropriate federal regulatory agency of any specific leverage ratio applicable to it.

FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991

    In December 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), which substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and makes revisions to several other federal banking statutes. Among other things, FDICIA requires the federal banking regulators to take "prompt corrective action" in respect of FDIC-insured depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under applicable regulations, an FDIC-insured depository institution is defined to be well capitalized if it maintains a leverage ratio of at least 5%, a risk-adjusted Tier 1 capital ratio of at least 6% and a risk-adjusted total capital ratio of at least 10% and is not subject to a directive, order or written agreement to meet and maintain specific capital levels. An insured depository institution is defined to be adequately capitalized if it meets all of its minimum capital requirements as described above. An insured depository institution will be considered undercapitalized if it fails to meet any minimum required measure, significantly undercapitalized if it has a risk-adjusted total capital ratio of less than 6%, risk-adjusted Tier 1 capital ratio of less than 3% or a leverage ratio of less than 3% and critically undercapitalized if it fails to maintain a level of tangible equity equal to at least 2% of total assets. An insured depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

    FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to a wide range of limitations on operations and activities, including growth limitations, and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of (i) an amount equal to 5% of the depository institution's total assets at the time it became undercapitalized and
(ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it were significantly undercapitalized.

    Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions are subject to the appointment of a receiver or conservator.

    FDICIA, as amended by the Reigle Community Development and Regulatory Improvement Act of 1994 enacted on August 22, 1994, directs that each federal banking agency prescribe standards, by regulation or guideline, for depository institutions relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, asset quality, earnings, stock valuation, and such other operational and managerial standards as the agency deems appropriate. The FDIC, in consultation with the other federal banking agencies, has adopted a final rule and guidelines with respect to external and internal audit procedures and internal controls in order to implement those provisions of FDICIA intended to facilitate the early identification of problems in financial management of depository institutions. On July 10, 1995, the federal banking agencies published the final rules implementing three of the safety and soundness standards required by FDICIA, including operational and managerial standards, asset quality and earnings standards, and compensation standards. The impact of such standards on the Corporation has not yet been fully determined, but management does not believe it will be material.

    FDICIA also contains a variety of other provisions that may affect the operations of the Corporation, including new reporting requirements, revised regulatory standards for real estate lending, "truth in savings" provisions, and the requirement that a depository institution give 90 days' notice to customers and regulatory authorities before closing any branch.

    Under other regulations promulgated under FDICIA a bank cannot accept brokered deposits (that is, deposits obtained through a person engaged in the business of placing deposits with insured depository institutions or with interest rates significantly higher than prevailing market rates) unless (i) it is "well capitalized" or (ii) it is "adequately capitalized" and receives a waiver from the FDIC. A bank that cannot receive brokered deposits also cannot offer "pass-through" insurance on certain employee benefit accounts, unless it provides certain notices to affected depositors. In addition, a bank that is "adequately capitalized" and that has not received a waiver from the FDIC may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates. There are no such restrictions on a bank that is "well capitalized." At June 30, 1995, all of the Corporation's banking subsidiaries were well capitalized and therefore were not subject to these restrictions.

FDIC INSURANCE

    Effective January 1, 1993, the deposit insurance assessment rate for the Bank Insurance Fund ("BIF") increased as part of the adoption by the FDIC of a transitional risk-based assessment system. In June 1993, the FDIC published final regulations making the transitional system permanent effective January 1, 1994, but left open the possibility that it may consider expanding the range between the highest and lowest assessment rates at a later date. An institution's risk category is based upon whether the institution is well capitalized, adequately capitalized, or less than adequately capitalized. Each insured depository institution is also to be assigned to one of the following "supervisory subgroups": Subgroup A, B, or C. Subgroup A institutions are financially sound institutions with few minor weaknesses; Subgroup B institutions are institutions that demonstrate weaknesses which, if not corrected, could result in significant deterioration; and Subgroup C institutions are institutions for which there is a substantial probability that the FDIC will suffer a loss in connection with the institution unless effective action is taken to correct the areas of weakness. Based on its capital and supervisory subgroups, each BIF member institution was assigned an annual FDIC assessment rate ranging from 23 cents per $100 of domestic deposits (for well capitalized Subgroup A institutions) to 31 cents (for undercapitalized Subgroup C institutions). Adequately capitalized institutions were assigned assessment rates ranging from 26 cents to 30 cents. The FDIC has issued regulations that, effective September 30, 1995, assign an annual FDIC assessment rate for BIF member institutions ranging from 4 cents per $100 of domestic deposits (for well capitalized Subgroup A institutions) to 31 cents (for undercapitalized Subgroup C institutions). The Corporation incurred $79.2 million of FDIC insurance expense in 1994.

                                USE OF PROCEEDS

    Unless otherwise specified in an applicable Prospectus Supplement, the net proceeds to be received by the Corporation from the sale of the Offered Securities offered hereby will be added to the general funds of the Corporation and will be available for general corporate purposes, including investments in or advances to existing or future subsidiaries, repayment of maturing obligations and redemption of outstanding indebtedness. Pending such use, the Corporation may temporarily invest the net proceeds or use them to reduce short-term indebtedness.

                      RATIOS OF EARNINGS TO FIXED CHARGES
                       AND TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

    The following are the consolidated ratios of earnings to fixed charges and to combined fixed charges and preferred stock dividends for the six-month periods ended June 30, 1995 and 1994, and each of the years in the five-year period ended December 31, 1994:

                                 SIX MONTHS
                                   ENDED
                                  JUNE 30           YEAR ENDED DECEMBER 31
                                ------------   --------------------------------
                                1995    1994   1994   1993   1992   1991   1990
                                -----   ----   ----   ----   ----   ----   ----
Ratio of Earnings to Fixed
  Charges:
    Excluding interest on
     deposits................   2.10x    2.75   2.52   2.39   2.01   1.70   1.34
    Including interest on
     deposits................   1.58x    1.78   1.72   1.59   1.39   1.22   1.12

Ratio of Earnings to Combined
  Fixed Charges and Preferred
  Stock Dividends:
    Excluding interest on
     deposits................   2.00x    2.59   2.39   2.23   1.88   1.64   1.34
    Including interest on
     deposits................   1.54x    1.73   1.68   1.55   1.35   1.21   1.12

    For purposes of computing the ratios of earnings to fixed charges, income before income taxes plus fixed charges less capitalized interest has been divided by fixed charges. For purposes of computing the ratios of earnings to combined fixed charges and preferred stock dividends, income before income taxes plus fixed charges less capitalized interest has been divided by fixed charges and pretax earnings required to cover preferred stock dividends. Fixed charges, excluding interest on deposits, consist of interest on short-term borrowings and long-term debt, amortization of debt expense, capitalized interest and one-third of net rental expense (which is deemed representative of the interest factor). Fixed charges, including interest on deposits, consist of the foregoing items plus interest on deposits. Pretax earnings required to cover preferred stock dividends have been computed by dividing preferred stock dividends by one minus the Corporation's income tax rate.

                         DESCRIPTION OF DEBT SECURITIES

    The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

    The Senior Securities are to be issued under an Indenture (the "Senior Indenture") between the Corporation and the trustee named in the applicable Prospectus Supplement as trustee (the "Senior Trustee"). The Subordinated Securities are to be issued under an Indenture (the "Subordinated Indenture") between the Corporation and the trustee named in the applicable Prospectus Supplement as trustee (the "Subordinated Trustee," and together with the Senior Trustee, the "Trustees"). The forms of the Senior Indenture and the Subordinated Indenture (collectively, the "Indentures") are exhibits to the Registration Statement. The following summaries of certain provisions of the Indentures do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indentures. Numerical references in parentheses below are to sections of the Indentures. Wherever particular sections or defined terms of the Indentures are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. Unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in the Indentures.

GENERAL

    The amount of Debt Securities offered by this Prospectus will be limited to the amount set forth on the cover of this Prospectus. Each Indenture provides that Debt Securities in an unlimited amount may be issued thereunder from time to time in one or more series. (SECTION 301)

    The Senior Securities will be unsecured and will rank PARI PASSU with other unsecured Senior Debt of the Corporation. The Subordinated Securities will be unsecured and will rank PARI PASSU with other subordinated debt of the Corporation and, together with such other subordinated debt, will be subordinated and junior in right of payment to the prior payment in full of the Senior Debt of the Corporation as described below under "Subordination."

    Reference is hereby made to the Prospectus Supplement relating to the particular series of Debt Securities for the terms of such Debt Securities, including, where applicable, (i) the designation and any limit on the aggregate principal amount of such Debt Securities; (ii) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Debt Securities will be issued; (iii) the date or dates on which such Debt Securities will mature or method by which such dates can be determined; (iv) the currency or currencies in which such Debt Securities are being sold and are denominated and the circumstances, if any, under which any Debt Securities may be payable in a currency other than the currency in which such Debt Securities are denominated, and if so, the exchange rate, the exchange rate agent and, if the Holder of any such Debt Securities may elect the currency in which payments thereon are to be made, the manner of such election; (v) the denominations in which any Debt Securities which are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Debt Securities which are Bearer Securities will be issuable, if other than the denomination of $5,000; (vi) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, which rate may be zero in the case of certain Debt Securities issued at an issue price representing a discount from the principal amount payable at maturity; (vii) the date from which interest on such Debt Securities will accrue, the dates on which such interest will be payable or method by which such dates can be determined, the date on which payment of such interest will commence and the circumstances, if any, in which the Corporation may defer interest payments; (viii) the dates on which, and the price or prices at which, such Debt Securities will, pursuant to any mandatory sinking fund provision, or may, pursuant to any optional redemption or required repayment provisions, be redeemed or repaid and the other terms and provisions of any such optional redemption or required repayment; (ix) in the case of the Subordinated Securities, any terms by which such securities may be convertible into Common Stock (see

"DESCRIPTION OF COMMON STOCK"), Preferred Shares (see "DESCRIPTION OF PREFERRED SHARES") or Depositary Shares (see "DESCRIPTION OF DEPOSITARY SHARES") of the Corporation and, in case of Subordinated Securities convertible into Preferred Shares or Depositary Shares, the terms of such Preferred Shares or Depositary Shares; (x) whether such Debt Securities are to be issuable as Bearer Securities and/or Registered Securities and, if issuable as Bearer Securities, the terms upon which any Bearer Securities may be exchanged for Registered Securities;
(xi) whether such Debt Securities are to be issued in the form of one or more temporary or permanent Global Securities and, if so, the identity of the depositary for such Global Security or Securities; (xii) if a temporary global Debt Security is to be issued with respect to such series, the extent to which, and the manner in which, any interest thereon payable on an interest payment date prior to the issuance of a permanent Global Security or definitive Bearer Securities will be credited to the accounts of the persons entitled thereto on such interest payment date; (xiii) if a temporary Global Security is to be issued with respect to such series, the terms upon which interests in such temporary Global Security may be exchanged for interests in a permanent Global Security or for definitive Debt Securities of the series and the terms upon which interests in a permanent Global Security, if any, may be exchanged for definitive Debt Securities of the series; (xiv) any additional restrictive covenants included for the benefit of Holders of such Debt Securities; (xv) any additional Events of Default provided with respect to such Debt Securities;
(xvi) information with respect to book-entry procedures, if any; (xvii) whether the Debt Securities will be repayable at the option of the Holder; (xviii) any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture; (xix) the right of the Corporation to defease the Debt Securities or certain covenants under the Indentures; and (xx) the terms of any securities being offered together with or separately from the Debt Securities. Such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Debt Securities and certain United States federal income tax consequences and any risk factors or other special considerations applicable to such series of Debt Securities. If a Debt Security is denominated in a foreign currency, such Debt Security may not trade on a U.S. national securities exchange unless and until the Commission has approved appropriate rule changes pursuant to the Securities Act to accommodate the trading of such Debt Security.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

    Debt Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in the Prospectus Supplement, Bearer Securities other than Bearer Securities in temporary or permanent global form will have interest coupons attached. (SECTION 201) Each Indenture also provides that Bearer Securities or Registered Securities of a series may be issuable in permanent global form. (SECTION 203) See "Permanent Global Securities."

    Registered Securities of any series will be exchangeable for other Registered Securities of the same series of authorized denominations and of a like aggregate principal amount, tenor and terms. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the applicable Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount, tenor and terms. Bearer Securities surrendered in exchange for Registered Securities between the close of business on a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (SECTION 305) Each Bearer Security, other than a temporary global Bearer Security, and each interest coupon will bear the following legend: "Any United States Person who holds this obligation will be subject to limitations under the United States federal income tax laws including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

    Debt Securities may be presented for exchange as provided above, and Registered Securities may be presented for registration of transfer (duly endorsed or accompanied by a satisfactory written instrument of transfer), at the office of the Security Registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to such series of Debt Securities, without service charge and upon payment of any taxes and other governmental charges. (SECTION 305) If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Security Registrar) initially designated by the Corporation with respect to any series of Debt Securities, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent (or Security Registrar) acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Corporation will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Corporation will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Corporation may at any time designate additional transfer agents with respect to any series of Debt Securities. (SECTION 1002)

    The Corporation shall not be required (i) to issue, register the transfer of or exchange Debt Securities of any particular series to be redeemed for a period of 15 days preceding the first publication of the relevant notice of redemption or, if Registered Securities are outstanding and there is no publication, the mailing of the relevant notice of redemption, (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Registered Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of like tenor and terms of that series, provided that such Registered Security shall be surrendered for redemption. (SECTION 305) Additional information regarding restrictions on the issuance, exchange and transfer of and special United States federal income tax considerations relating to Bearer Securities will be set forth in the applicable Prospectus Supplement.

TEMPORARY GLOBAL SECURITIES

    If so specified in the applicable Prospectus Supplement, all or any portion of the Debt Securities of a series which are issuable as Bearer Securities will initially be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Corporation of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and Cedel S.A. ("Cedel") for credit to designated accounts. On and after the date determined as provided in any such temporary Global Security and described in the applicable Prospectus Supplement, but within a reasonable time, each such temporary Global Security will be exchangeable for definitive Bearer Securities, definitive Registered Securities or all or a portion of a permanent global Bearer Security, or any combination thereof, as specified in such Prospectus Supplement. No definitive Bearer Security or permanent global Bearer Security delivered in exchange for a portion of a temporary Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange.

    Additional information regarding restrictions on and special United States federal income tax consequences relating to temporary Global Securities will be set forth in the Prospectus Supplement relating thereto.

PERMANENT GLOBAL SECURITIES

    If any Debt Securities of a series are issuable in permanent global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent Global Security may exchange such interests for Debt Securities of such series and of like tenor and principal amount of any authorized form and denomination. Principal of and any premium and interest on a permanent Global Security will be payable in the manner described in the Prospectus Supplement relating thereto.

PAYMENTS AND PAYING AGENTS

    Unless otherwise indicated in the applicable Prospectus Supplement, payments of principal of and premium, if any, and interest, if any, on Bearer Securities will be payable in the currency designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Corporation may appoint from time to time. Unless otherwise provided in the Prospectus Supplement, such payments may be made, at the option of the Holder, by a check in the designated currency or by transfer to an account in the designated currency maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date to a paying agent outside the United States. (SECTION
1001) No payment with respect to any Bearer Security will be made at any office or paying agency maintained by the Corporation in the United States nor will any such payment be made by transfer to an account, or by mail to an address, in the United States. Notwithstanding the foregoing, payments of principal of and premium, if any, and interest, if any, on Bearer Securities denominated and payable in U.S. dollars will be made in U.S. dollars at an office or agency of, and designated by, the Corporation located in the United States, if payment of the full amount thereof in U.S. dollars at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, and the Trustee receives an opinion of counsel that such payment within the United States is legal. (SECTION 1002) As used in the Prospectus, "United States" means the United States of America (including the States and the District of Columbia) and its possessions.

    Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of and premium, if any, and interest, if any, on a Registered Security will be payable in the currency designated in the Prospectus Supplement, and interest will be payable at the office of such paying agent or paying agents as the Corporation may appoint from time to time, except that at the option of the Corporation payment of any interest may be made by a check in such currency mailed to the Holder at such Holder's registered address or by wire transfer to an account in such currency designated by such Holder in writing not less than ten days prior to the date of such payment. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any installment of interest on a Registered Security will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such payments. (SECTION 307) Unless otherwise indicated in the applicable Prospectus Supplement, principal payable at maturity will be paid to the registered holder upon surrender of the Registered Security at the office of a duly appointed paying agent.

    The paying agents outside the United States initially appointed by the Corporation for a series of Debt Securities will be named in the applicable Prospectus Supplement. The Corporation may terminate the appointment of any of the paying agents from time to time, except that the Corporation will maintain at least one paying agent outside the United States so long as any Bearer Securities are outstanding where Bearer Securities may be presented for payment and may be surrendered for exchange, provided that so long as any series of Debt Securities is listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Corporation will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for such series of Debt Securities. (SECTION 1002)

    All moneys paid by the Corporation to a paying agent for the payment of principal of or premium, if any, or interest, if any, on any Debt Security that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will, at request of the Corporation, be repaid to the Corporation, and the Holder of such Debt Security or any coupon appertaining thereto will thereafter look only to the Corporation for payment thereof. (SECTION 1003).

COVENANTS CONTAINED IN INDENTURES

    The Senior Indenture provides that the Corporation will not, and will not permit any Subsidiary to, sell or otherwise dispose of, or permit any Principal Subsidiary Bank (defined as any Subsidiary Bank having total assets in excess of 10% of the total consolidated assets of the Corporation and its Subsidiaries) to issue, shares of Capital Stock (defined as outstanding shares of stock of any class), or securities convertible into Capital Stock, of any Principal Subsidiary Bank, or any Subsidiary owning, directly or indirectly, in whole or in part, Capital Stock of a Principal Subsidiary Bank, with the following exceptions: (i) sales of directors' qualifying shares; (ii) sales or other dispositions for fair market value if, after giving effect to such disposition and to the issuance of any shares issuable upon conversion or exchange of securities convertible or exchangeable into Capital Stock, the Corporation would own directly or indirectly through Subsidiaries not less than 80% of the shares of each class of Capital Stock of such Principal Subsidiary Bank; (iii) sales or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; or (iv) sales of Capital Stock by any Principal Subsidiary Bank to its stockholders where the sale does not reduce the percentage of shares of the same class owned by the Corporation. (SECTION 1005 OF THE SENIOR INDENTURE) At the date hereof, the only Subsidiary Banks which are Principal Subsidiary Banks are Norwest Bank Minnesota, National Association, Norwest Bank Iowa, National Association, and Norwest Bank Colorado, National Association.

    The Subordinated Indenture does not contain the foregoing covenant.

    The Corporation is not restricted by the Indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from creating liens on its property for any purpose or from paying dividends or making distributions on its capital stock or purchasing or redeeming its capital stock. The Indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indentures do not contain any provision which would require the Corporation to repurchase or redeem or otherwise modify the terms of any of its Debt Securities upon a change in control or other events involving the Corporation which may adversely affect the creditworthiness of the Debt Securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Corporation may not consolidate with or merge with or into, or transfer or lease its assets substantially as an entirety to, any Person unless (i) the successor Person is a corporation organized and validly existing under the laws of a domestic jurisdiction and expressly assumes the Corporation's obligations on the Debt Securities and under the applicable Indenture; and (ii) after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing. (SECTION 801)

MODIFICATION AND WAIVER

    Except as to certain modifications and amendments not adverse to Holders of Debt Securities, modifications and amendments of and waivers of compliance with certain restrictive provisions under each Indenture may be made only with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of each series thereunder affected by such modification, amendment or waiver; provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security or coupon affected thereby, (i) change the Stated Maturity of the principal or any installment of principal or any installment of interest, if any; (ii) reduce the amount of principal or interest thereon, or any premium payable upon redemption or repayment thereof or in the case of an Original Issue Discount Security the amount of principal payable upon acceleration of the Maturity thereof; (iii) change the place of payment or the currency in which principal or interest is payable, if any; (iv) impair the right to institute suit for the enforcement of any payment of the principal, premium, if any, and interest, if any, or adversely affect the right of repayment, if any, at the option of the Holder; (v) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults; (vi) reduce the requirements contained in the applicable Indenture for quorum or voting; (vii) in the case of Subordinated Securities convertible into Common Stock, impair any right to convert such Subordinated Securities; or (viii) modify any of the above provisions. (SECTION
902)

    Each Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series issued thereunder if Debt Securities of that series are issuable in whole or in part as Bearer Securities. (SECTION 1401 OF THE SENIOR INDENTURE, SECTION 1601 OF THE SUBORDINATED INDENTURE) A meeting may be called at any time by the Trustee for such Debt Securities, or upon the request of the Corporation or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with the Indenture with respect thereto. (SECTION 1402 OF THE SENIOR INDENTURE, SECTION 1602 OF THE SUBORDINATED INDENTURE) Except as limited by the proviso in the preceding paragraph, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as limited by the proviso in the preceding paragraph, any resolution with respect to any consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series issued under an Indenture may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the Holders of 66 2/3% in principal amount of such Outstanding Debt Securities of that series; and provided, further, that, except as limited by the proviso in the preceding paragraph, any resolution with respect to any demand, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series issued under an Indenture may be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. (SECTION 1404 OF THE SENIOR INDENTURE, SECTION 1604 OF THE SUBORDINATED INDENTURE)

    Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture with respect thereto will be binding on all Holders of Debt Securities of that series and the related coupons issued under that Indenture. The quorum at any meeting of Holders of a series of Debt Securities called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing 66 2/3% in principal amount of the Outstanding Debt Securities of such series issued under that Indenture will constitute a quorum. (SECTION 1404 OF THE SENIOR INDENTURE, SECTION 1604 OF THE SUBORDINATED INDENTURE)

EVENTS OF DEFAULT

    Unless otherwise provided in the applicable Prospectus Supplement, any series of Senior Securities issued under the Senior Indenture will provide that the following shall constitute Events of Default with respect to such series:
(i) default in payment of principal of or premium, if any, on any Senior Security of such series when due; (ii) default for 30 days in payment of interest, if any, on any Senior Security of such series or related coupon, if any, when due; (iii) default in the deposit of any sinking fund payment on any Senior Security of such series when due; (iv) default in the performance of certain covenants contained in such Indenture; (v) default in the performance of any other covenant in such Indenture, continued for 90 days after written notice thereof by the Trustee thereunder or the Holders of at least 25% in principal amount of the Outstanding Senior Securities of such series issued under that Indenture; and (vi) certain events of bankruptcy, insolvency or reorganization of the Corporation. (SECTION 501 OF THE SENIOR INDENTURE)

    Unless otherwise provided in the applicable Prospectus Supplement, any series of Subordinated Securities issued under the Subordinated Indenture will provide that the only Event of Default will be certain events of bankruptcy of the Corporation. (SECTION 501 OF THE SUBORDINATED INDENTURE) Unless specifically stated in the applicable Prospectus Supplement for a particular series of Subordinated Securities, there is no right of acceleration of the payment of principal of the Subordinated Securities upon a default in the payment of principal, premium, if any, or interest, if any, or in the performance of any covenant or agreement in the Subordinated Securities or Subordinated Indenture. In the event of a default in the payment of principal, premium, if any, or interest, if any, or the performance of any covenant or agreement in the Subordinated Securities or Subordinated Indenture, the Trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce payment of such principal, premium, if any, or interest, if any, or to obtain the performance of such covenant or agreement or any other proper remedy. (SECTION 503 OF THE SUBORDINATED INDENTURE)

    The Corporation is required to file with each Trustee annually an Officers' Certificate concerning the absence of certain defaults under the terms of the Indentures. (SECTION 1007 OF THE SENIOR INDENTURE, SECTION 1004 OF THE SUBORDINATED INDENTURE) Each Indenture provides that if an Event of Default specified therein shall occur and be continuing, either the Trustee thereunder or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series issued under that Indenture may declare the principal of all such Debt Securities (or in the case of Original Issue Discount Securities, such portion of the principal amount thereof as may be specified in the terms thereof) to be due and payable. (SECTION 502) In certain cases, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series may, on behalf of the Holders of all Debt Securities of any such series and any related coupons, waive any past default or Event of Default except a default (i) in payment of the principal of or premium, if any, or interest, if any, on any of the Debt Securities of such series and (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series or coupon affected. (SECTION 513)

    Each Indenture contains a provision entitling the Trustee thereunder, subject to the duty of such Trustee during default to act with the required standard of care, to be indemnified by the Holders of the Debt Securities of any series thereunder or any related coupons before proceeding to exercise any right or power under such Indenture with respect to such series at the request of such Holders. (SECTION 603) Each Indenture provides that no Holder of any Debt Securities of any series thereunder or any related coupons may institute any proceeding, judicial or otherwise, to enforce such Indenture except in the case of failure of the Trustee thereunder, for 60 days, to act after it is given notice of default, a request to enforce such Indenture by the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of such series and an offer of reasonable indemnity. (SECTION 507) This provision will not prevent any Holder of Debt Securities or any related coupons from enforcing payment of the principal thereof and premium, if any, and interest, if any, thereon at the respective due dates thereof. (SECTION 508) The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series issued under an Indenture may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee for such Debt Securities or exercising any trust or power conferred on it with respect to the Debt Securities of such series. However, such Trustee may refuse to follow any direction that conflicts with law or the Indenture under which it serves or which would be unjustly prejudicial to Holders not joining therein. (SECTION 512)

    Each Indenture provides that the Trustee thereunder will give to the Holders of Debt Securities notice of a default if not cured or waived, but, except in the case of a default in the payment of principal of or premium, if any, or interest, if any, on any Debt Securities of such series or any related coupons or in the payment of any sinking fund installment with respect to Debt Securities of such series or in the exchange of Capital Securities for Debt Securities of such series, the Trustee for such Debt Securities shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Holders of such Debt Securities. (SECTION 602)

DEFEASANCE AND DISCHARGE

    The Corporation may be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations relating to temporary Debt Securities and exchange of Debt Securities, registration of transfer or exchange of Debt Securities of such series, replacement of stolen, lost or mutilated Debt Securities of such series, maintenance of paying agencies, to hold monies for payment in trust and payment of additional amounts, if any, required in consequence of United States withholding taxes imposed on payments to non-U.S. persons) upon the deposit with the Trustee, in trust, of money and/or, to the extent such Debt Securities are denominated and payable in U.S. dollars only, Eligible Instruments which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), each installment of interest on, and any mandatory sinking fund or analogous payments on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of the applicable Indenture and the Debt Securities of such series. Such a trust may be established only if, among other things, (a) the Corporation has delivered to the Trustee an Opinion of Counsel to the effect that (i) the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the applicable lndenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and (b) the Debt Securities of such series, if then listed on any domestic or foreign securities exchange, will not be delisted as a result of such deposit, defeasance and discharge. (SECTION 403) In the event of any such defeasance and discharge of Debt Securities of such series, Holders of Debt Securities of such series would be able to look only to such trust fund for payment of principal of and any premium and any interest on their Debt Securities until Maturity.

    The Corporation may terminate certain of its obligations under each Indenture with respect to the Debt Securities of any series thereunder, including its obligations to comply with the covenants described under the heading "Covenants Contained in lndentures" above, with respect to such Debt Securities, on the terms and subject to the conditions contained in such Indentures, by depositing in trust with the Trustee money and/or, to the extent such Debt Securities are denominated and payable in U.S. dollars only, Eligible Instruments which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal and premium, if any, and interest, if any, on such Debt Securities, and any mandatory sinking fund, repayment or analogous payments thereon, on the scheduled due dates therefor. Such deposit and termination is conditioned, among other things, upon the Corporation's delivery of an opinion of counsel that the Holders of such Debt Securities will have no federal income tax consequences as a result of such deposit and termination. Such termination will not relieve the Corporation of its obligation to pay when due the principal of or interest on such Debt Securities if such Debt Securities of such series are not paid from the money or Eligible Instruments held by the Trustee for the payment thereof. (SECTION 1501 OF THE SENIOR INDENTURE, SECTION 1701 OF THE SUBORDINATED INDENTURE) The applicable Prospectus Supplement may further describe the provisions, if any, permitting or restricting such defeasance with respect to the Debt Securities of a particular series. In the event the Corporation exercises its option to omit compliance with the covenant described under "Covenants Contained in Indentures" above with respect to the Debt Securities of any series as described above and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, then the amount of money and Eligible Instruments on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. The Corporation shall in any event remain liable for such payments as provided in the applicable Indenture.

SUBORDINATION

    The Subordinated Securities shall be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Debt (as defined below) of the Corporation. In the event that the Corporation shall default in the payment of any principal, premium, if any, or interest, if any, on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-offs or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the Subordinated Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Subordinated Securities. (SECTION 1801 OF THE SUBORDINATED INDENTURE) "Senior Debt" means any obligation of the Corporation to its creditors, whether now outstanding or subsequently incurred, other than (i) any obligation as to which it is provided that such obligation is not Senior Debt and (ii) the Subordinated Securities. (SECTION 101 OF THE SUBORDINATED INDENTURE) As of June 30, 1995, the Corporation had approximately $6.0 billion of Senior Debt outstanding.

    In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Corporation, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Corporation for the benefit of creditors or (iv) any other marshalling of the assets of the Corporation, all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the principal of or interest on the Subordinated Securities. In such event, any payment or distribution on account of the principal of or interest on the Subordinated Securities, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Securities, to the payment of all Senior Debt at the time outstanding, and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Subordinated Securities shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full. (SECTION 1801 OF THE SUBORDINATED INDENTURE)

    In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the Holders of Subordinated Securities, together with the holders of any obligations of the Corporation ranking on a parity with the Subordinated Securities, shall be entitled to be repaid from the remaining assets of the Corporation the amounts at the time due and owing on account of unpaid principal, premium, if any, and interest, if any, on the Subordinated Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Corporation ranking junior to the Subordinated Securities and such other obligations. If any payment or distribution on account of the principal of or interest on the Subordinated Securities of any character or any security, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Securities, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by any Holder of any Subordinated Securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full. (SECTION 1801 OF THE SUBORDINATED INDENTURE) By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Debt may receive more, ratably, and holders of the Subordinated Securities having a claim pursuant to such securities may receive less, ratably, than the other creditors of the Corporation. Such subordination will not prevent the occurrence of any Event of Default in respect of the Subordinated Securities.

    The Subordinated Indenture may be modified or amended as provided under "Modification and Waiver" above, provided that no such modification or amendment may, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the Subordinated Indenture relating to the subordination of the Subordinated Securities and any related coupons in a manner adverse to such holders. (SECTION 902 OF THE SUBORDINATED INDENTURE)

CONVERSION OF SUBORDINATED CONVERTIBLE SECURITIES

    The Holders of Subordinated Securities of a specified series that are convertible into Common Stock, Preferred Shares or Depositary Shares of the Corporation ("Subordinated Convertible Securities") will be entitled at certain times specified in the applicable Prospectus Supplement, subject to prior redemption, repayment or repurchase, to convert any Subordinated Convertible Securities of such series (in denominations set forth in the applicable Prospectus Supplement) into Common Stock, Preferred Shares or Depositary Shares, as the case may be, at the conversion price set forth in the applicable Prospectus Supplement, subject to adjustment as described below and in the applicable Prospectus Supplement. Except as described below, no adjustment will be made on conversion of any Subordinated Convertible Securities for interest accrued thereon or for dividends on any Common Stock, Preferred Shares or Depositary Shares issued. (SECTION 1903 OF THE SUBORDINATED INDENTURE) If any Subordinated Convertible Securities not called for redemption or submitted for repayment are converted between a Regular Record Date for the payment of interest and the next succeeding Interest Payment Date, such Subordinated
Convertible Securities must be accompanied by funds equal to the interest payable on such succeeding Interest Payment Date on the principal amount so converted. (SECTION 1903 OF THE SUBORDINATED INDENTURE) The Corporation is not required to issue fractional shares of Common Stock upon conversion of Subordinated Convertible Securities that are convertible into Common Stock and, in lieu thereof, will pay a cash adjustment based upon the Closing Price (as defined in the Subordinated Indenture) of the Common Stock on the last business day prior to the date of conversion. (SECTION 1904 OF THE SUBORDINATED INDENTURE) In the case of Subordinated Convertible Securities called for redemption or submitted for repayment, conversion rights will expire at the close of business on the redemption date or repayment date, as the case may be. (SECTION 1902 OF THE SUBORDINATED INDENTURE)

    Unless otherwise indicated in the applicable Prospectus Supplement, the conversion price for Subordinated Convertible Securities that are convertible into Common Stock is subject to adjustment under formulas set forth in the Subordinated Indenture in certain events, including the issuance of the Corporation's capital stock as a dividend or distribution on the Common Stock; subdivisions and combinations of the Common Stock; the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such rights or warrants, at less than the current market price (as defined in the Subordinated Indenture); and the distribution to all holders of Common Stock of evidences of indebtedness or assets of the Corporation (excluding certain cash dividends and distributions described in the next paragraph) or rights or warrants (excluding those referred to above). (SECTION 1906 OF THE SUBORDINATED INDENTURE) In the event that the Corporation shall distribute any rights or warrants to acquire capital stock ("Capital Stock Rights") pursuant to which separate certificates representing such Capital Stock Rights will be distributed subsequent to the initial distribution of such Capital Stock Rights (whether or not such distribution shall have occurred prior to the date of the issuance of a series of Subordinated Convertible Securities), such subsequent distribution shall be deemed to be the distribution of such Capital Stock Rights; provided that the Corporation may, in lieu of making any adjustment in the conversion price upon a distribution of separate certificates representing such Capital Stock Rights, make proper provision so that each Holder of such a Subordinated Convertible Security who converts such Subordinated Convertible Security (or any portion thereof) (a) before the record date for such distribution of separate certificates shall be entitled to receive upon such conversion shares of Common Stock issued with Capital Stock Rights and (b) after such record date and prior to the expiration, redemption or termination of such Capital Stock Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the same number of such Capital Stock Rights as would a holder of the number of shares of Common Stock that such Subordinated Convertible Security so converted would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the Capital Stock Rights if such Subordinated Convertible Security were converted immediately prior to the record date for such distribution. Common Stock owned by or held for the account of the Corporation or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment.

    No adjustment in the conversion price of Subordinated Convertible Securities that are convertible into Common Stock will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment in the conversion price of Subordinated Convertible Securities that are convertible into Common Stock will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect, provided, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; and provided further than any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Notwithstanding any of the foregoing, the issuance of Common Stock under the Norwest Corporation Dividend Reinvestment and Optional Cash Payment Plan shall not require an adjustment to the conversion price of Subordinated Convertible Securities that are convertible into Common Stock. The Corporation reserves the right to make such reductions in the conversion price in addition to those required in the foregoing provisions as the Corporation in its discretion shall determine to be advisable in order that certain stock-related distributions thereafter made by the Corporation to its stockholders shall not be taxable. (SECTION 1906 OF THE SUBORDINATED INDENTURE) Except as stated above, the conversion price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or securities carrying the right to purchase any of the foregoing.

    In the case of (i) a reclassification or change of the Common Stock, (ii) a consolidation or merger involving the Corporation or (iii) a sale or conveyance to another corporation of the property and assets of the Corporation as an entirety or substantially as an entirety, in each case as a result of which holders of Common Stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to, or in exchange for, such Common Stock, the Holders of the Subordinated Convertible Securities then outstanding that are convertible into Common Stock will be entitled thereafter to convert such Subordinated Convertible Securities into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such Subordinated Convertible Securities been converted into Common Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. (SECTION 1907 OF THE SUBORDINATED INDENTURE)

    In the event of a taxable distribution to holders of Common Stock (or other transaction) which results in any adjustment of the conversion price of Subordinated Convertible Securities that are convertible into Common Stock, the Holders of such Subordinated Convertible Securities may, in certain circumstances, be deemed to have received a distribution subject to United States income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of Common Stock or such Subordinated Convertible Securities.

                        DESCRIPTION OF PREFERRED SHARES

    The following description of the terms of the Preferred Shares sets forth certain general terms and provisions of the Preferred Shares to which any Prospectus Supplement may relate. Certain other terms of any series of the Preferred Shares offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of the Preferred Shares. If so indicated in the Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The description of certain provisions of the Preferred Shares set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Designations relating to each series of the Preferred Shares.

GENERAL

    Pursuant to the Corporation's Restated Certificate of Incorporation, as amended, the Board of Directors of the Corporation has the authority, without further stockholder action, to issue from time to time a maximum of 5,000,000 shares of preferred stock, without par value ("Preferred Stock"), and a maximum of 4,000,000 shares of preference stock, without par value ("Preference Stock"), including shares issued or reserved for issuance, in one or more series and with such terms and at such times and for such consideration as the Board of Directors of the Corporation may determine. The authority of the Board of Directors of the Corporation includes the determination or fixing of the following with respect to shares of any series thereof: (i) the number of shares and designation or title thereof; (ii) rights as to dividends; (iii) whether and upon what terms the shares are to be redeemable; (iv) the rights of the holders upon the dissolution, or upon the distribution of assets, of the Corporation;
(v) whether and upon what terms the shares shall have a purchase, retirement or sinking fund; (vi) whether and upon what terms the shares are to be convertible;
(vii) the voting rights, if any, which shall apply, provided that holders of Preference Stock shall not be entitled to more than one vote per share; and
(viii) any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series. At June 30, 1995, 3,279,666 shares of Preferred Stock and no shares of Preference Stock were outstanding. Shares of ESOP Preferred Stock, 1995 ESOP Preferred Stock and Tracking Preferred Stock (as hereinafter defined) purchased, redeemed or converted by the Corporation shall be retired and cancelled and restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued.

    As described under "DESCRIPTION OF DEPOSITARY SHARES," the Corporation may, at its option, elect to offer depositary shares ("Depositary Shares") evidenced by depositary receipts ("Depositary Receipts"), each representing a fractional interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Shares) in a share of the particular series of the Preferred Shares issued and deposited with a Depositary (as defined below).

    Under interpretations adopted by the Federal Reserve Board, if the holders of any series of the Preferred Shares become entitled to vote for the election of directors because dividends on such series are in arrears as described under "Voting Rights" below, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over the Corporation) may then be subject to regulation as a bank holding company in accordance with the BHCA. In addition, at such time as such series is deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 5% or more of such series, and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of such series.

    The Preferred Shares shall have the dividend, liquidation, redemption, voting and conversion rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of the Preferred Shares. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Shares offered thereby for specific terms, including (i) the title, stated value and liquidation preference of such Preferred Shares and the number of shares offered; (ii) the initial public offering price at which such Preferred Shares will be issued; (iii) the dividend rate or rates (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (iv) any redemption or sinking fund provisions; (v) any conversion provisions; (vi) whether the Corporation has elected to offer Depositary Shares as described under "DESCRIPTION OF DEPOSITARY SHARES"; and (vii) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

    The Preferred Shares will, when issued, be fully paid and nonassessable. Unless otherwise specified in the Prospectus Supplement relating to a particular series of the Preferred Shares, each series of the Preferred Shares will rank on a parity in all respects with the outstanding shares of the Corporation's

Preferred Stock and Preference Stock described below and each other series of the Preferred Shares and will rank senior to the Corporation's Series A Junior Participating Preferred Stock described below. The Preferred Shares will have no preemptive rights to subscribe for any additional securities which may be issued by the Corporation. Unless otherwise specified in the applicable Prospectus Supplement, Norwest Bank Minnesota, National Association will be the transfer agent and registrar for the Preferred Shares and any Depositary Shares.

DIVIDENDS

    The holders of the Preferred Shares of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or a duly authorized committee thereof, out of funds legally available therefor, cash dividends at such rates and on such dates as will be set forth in the Prospectus Supplement relating to such series. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be set forth in the Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock books of the Corporation on such record dates as will be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

    Dividends on any series of the Preferred Shares may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. If the Board of Directors of the Corporation fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are noncumulative ("Noncumulative Preferred Shares"), then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Corporation will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment dates.

    No full dividends will be declared or paid or set apart for payment on any stock of the Corporation ranking, as to dividends, on a parity with or junior to the Preferred Shares for any period unless full dividends on the Preferred Shares of each series (including any accumulated dividends) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment. When dividends are not paid in full upon any series of Preferred Shares and any Preferred Stock or Preference Stock ranking on a parity as to dividends with the Preferred Shares, all dividends declared or made upon Preferred Shares of each series and any Preferred Stock or Preference Stock ranking on a parity as to dividends with the Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on Preferred Shares of each series and such Preferred Stock and Preference Stock shall in all cases bear to each other the same ratio that accrued dividends per share (which, in the case of Noncumulative Preferred Shares, shall not include any accumulation in respect of unpaid dividends for prior dividend periods) on shares of each series of the Preferred Shares and such Preferred Stock and Preference Stock bear to each other. Except as provided in the preceding sentence, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or any other stock of the Corporation ranking junior to the Preferred Shares as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Preferred Shares as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on a parity with the Preferred Shares as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Shares as to dividends and upon liquidation) unless, in each case, the full dividends on each series of the Preferred Shares shall have been paid or declared and set aside for payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on any series of the Preferred Shares which may be in arrears.

REDEMPTION

    A series of the Preferred Shares may be redeemable, in whole or in part, at the option of the Corporation, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series. Preferred Shares redeemed by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock or Preference Stock, as the case may be.

    The Prospectus Supplement relating to a series of the Preferred Shares which is subject to mandatory redemption will specify the number of shares of such series of the Preferred Shares which shall be redeemed by the Corporation in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. The redemption price may be payable in cash or other property, as specified in the Prospectus Supplement relating to such series of the Preferred Shares. If the redemption price is payable only from the net proceeds of the issuance of capital stock of the Corporation, the terms of such series may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the applicable shares of such series of the Preferred Shares shall automatically and mandatorily be converted into shares of the applicable capital stock of the Corporation pursuant to conversion provisions specified in the Prospectus Supplement relating to such series of the Preferred Shares.

    If fewer than all of the outstanding shares of any series of the Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by the Board of Directors of the Corporation and such shares shall be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares).

    Notwithstanding the foregoing, if any dividends, including any accumulation, on Preferred Shares of any series are in arrears, no Preferred Shares of such series shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any Preferred Shares of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series pursuant to a purchase or exchange offer provided such offer is made on the same terms to all holders of such series of the Preferred Shares.

    Notice of redemption shall be given by mailing the same to each record holder of the shares to be redeemed, not less than 40 nor more than 70 days prior to the date fixed for redemption thereof, to the respective addresses of such holders as the same shall appear on the stock books of the Corporation. Each such notice shall state (i) the redemption date; (ii) the number of shares and series of the Preferred Shares to be redeemed; (iii) the redemption price;
(iv) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights as to such shares, if any, shall terminate. If fewer than all shares of any series of the Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares to be redeemed from such holder.

    If notice of redemption has been given, from and after the redemption date for the shares of the series of the Preferred Shares called for redemption (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares so called for redemption), dividends on the Preferred Shares so called for redemption shall cease to accrue and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive the redemption price) shall cease. Upon surrender in accordance with such notice of the certificates representing any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), the redemption price set forth above shall be paid out of funds provided by the Corporation. If fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

    In the event that a redemption described above is deemed to be a "tender offer" within the meaning of Rule 14e-1 under the Exchange Act, the Company will comply with all applicable provisions of the Exchange Act.

CONVERSION

    The Prospectus Supplement relating to a series of the Preferred Shares which is convertible will state the terms on which shares of that series are convertible into shares of Common Stock or a series of Preferred Stock or Preference Stock.

RIGHTS UPON LIQUIDATION

    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of each series of the Preferred Shares and any Preferred Stock and Preference Stock ranking on a parity with such series of Preferred Shares upon liquidation will be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of the Common Stock or any other class or series of stock of the Corporation ranking junior to such series of the Preferred Shares upon liquidation, liquidation distributions in the amount set forth in the Prospectus Supplement relating to such series of the Preferred Shares plus an amount equal to the sum of all accrued and unpaid dividends (whether or not earned or declared) for the then current dividend period and, if such series of the Preferred Shares is cumulative, for all dividend periods prior thereto. Neither the sale of all or substantially all of the property and assets of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation nor the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of the Preferred Shares of any series and any other shares of stock of the Corporation ranking as to any such distribution on a parity with such series of the Preferred Shares shall be insufficient to pay in full all amounts to which such holders are entitled, no such distribution shall be made on account of any shares of any other series of the Preferred Shares or other securities of the Corporation ranking as to any such distribution on a parity with the Preferred Shares of such series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Preferred Shares of such series, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up. After payment of the full amount of the liquidation distribution to which they are entitled, the holders of such series of the Preferred Shares will have no right or claim to any of the remaining assets of the Corporation.

VOTING RIGHTS

    Except as indicated below or in the Prospectus Supplement relating to a particular series of the Preferred Shares, or except as expressly required by applicable law, the holders of the Preferred Shares will not be entitled to vote. In the event the Corporation issues shares of a series of the Preferred Shares, unless otherwise indicated in the Prospectus Supplement relating to such series, each share will be entitled to one vote on matters on which holders of such series are entitled to vote. However, as more fully described under "DESCRIPTION OF DEPOSITARY SHARES," if the Corporation elects to provide for the issuance of Depositary Shares representing fractional interests in a share of such series of the Preferred Shares, the holders of each such Depositary Share will, in effect, be entitled through the Depositary to such fraction of a vote, rather than a full vote. In the case of any series of Preferred Shares having one vote per share on matters on which holders of such series are entitled to vote, the voting power of such series, on matters on which holders of such series and holders of any other series of Preferred Shares or a series of Preferred Stock or Preference Stock are entitled to vote as a single class, will depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series of the Preferred Shares.

    Whenever dividends on any series of the Preferred Shares shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of shares of the Preferred Shares of such series (voting together as a class with holders of shares of any one or more series of

Preferred Stock or Preference Stock ranking on a parity with the Preferred Shares either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable and upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors on the terms set forth below and until all past dividends accumulated on Preferred Shares of such series shall have been paid in full. Each holder of Preferred Shares of such series will have one vote for each share of stock held and each other series will have such number of votes, if any, for each share of stock held as may be granted to them. In such case, the Board of Directors will be increased by two directors, and the holders of the Preferred Shares of such series (together with the holders of shares of any one or more series of Preferred Stock or Preference Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) will have the exclusive right as members of such class, as outlined above, to elect two directors at the next annual meeting of stockholders.

    So long as any Preferred Shares of any series remain outstanding, the Corporation will not, without the consent of the holders of the outstanding Preferred Shares of such series and outstanding shares of all series of Preferred Stock and Preference Stock ranking on a parity with the Preferred Shares of such series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are then exercisable, by a vote of at least two-thirds of all such outstanding Preferred Shares and shares of Preferred Stock and Preference Stock voting together as a class, given in person or by proxy, either in writing or at a meeting, (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to the Preferred Shares with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of the Corporation's Restated Certificate of Incorporation, as amended, or of the resolutions contained in a Certificate of Designations for any series of the Preferred Shares designating such series of the Preferred Shares and the preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof, so as to materially and adversely affect any right, preference, privilege or voting power of the Preferred Shares or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or Preference Stock or the creation and issuance of other series of Preferred Stock or Preference Stock, or any increase in the amount of authorized shares of any series of Preferred Stock or Preference Stock, in each case ranking on a parity with or junior to the Preferred Shares with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

    The holders of 10.24% Preferred Stock, ESOP Preferred Stock, 1995 ESOP Preferred Stock and Tracking Preferred Stock described under "Outstanding Preferred Stock" below have voting rights similar to those described in this section.

OUTSTANDING PREFERRED STOCK

    The Preferred Shares will rank on a parity in all respects with the outstanding Preferred Stock and Preference Stock of the Corporation. The Common Stock of the Corporation, including the Common Stock that may be issued upon conversion of the Preferred Shares or in exchange for, or upon conversion of, Subordinated Securities, will be subject to any prior rights of the Preferred Stock and Preference Stock then outstanding. Therefore, the rights of the outstanding Preferred Stock, described below, and any Preferred Stock or Preference Stock that may be subsequently issued, may limit the rights of the holders of the Preferred Shares and Common Stock of the Corporation. At June 30, 1995, the Corporation had outstanding 1,127,125 shares of 10.24% Cumulative Preferred Stock (the "10.24% Preferred Stock"), 1,140,875 shares of Cumulative Convertible Preferred Stock, Series B (the "Series B Preferred Stock"), 13,647 shares of ESOP Cumulative Convertible Preferred Stock (the "ESOP Preferred Stock"), 43,019 shares of 1995 ESOP Cumulative Convertible Preferred Stock (the "1995 ESOP Preferred Stock") and 980,000 shares of Cumulative Tracking Preferred Stock (the "Tracking Preferred Stock"), of which 25,000 shares are held by a subsidiary of the Corporation. No shares of Preference Stock are currently outstanding. On July 28, 1995, the Corporation gave notice to the holders of Series B Preferred Stock that the Series B Preferred Stock would be redeemed by the Corporation on September 1, 1995. Pursuant to the terms of the Series B Preferred Stock, the holders of substantially all of the Series B Preferred Stock converted such Preferred Stock into Common Stock on or prior to September 1, 1995. The shares of Series B Preferred Stock that remained outstanding on September 1, 1995 were redeemed by the Corporation.

    10.24% PREFERRED STOCK. The 10.24% Preferred Stock has a stated value of $100.00 per share. The 10.24% Preferred Stock provides for cumulative quarterly dividends at the rate of 10.24% per annum calculated as a percentage of the stated value. The 10.24% Preferred Stock is subject to redemption, in whole or in part, at the option of the Corporation on and after January 1, 1996, at $
100.00 per share, plus accrued and unpaid dividends.

    In the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of 10.24% Preferred Stock are entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of the Corporation's Common Stock, $100.00 per share, plus accrued and unpaid dividends. Except as required by law, the holders of 10.24% Preferred Stock are not entitled to vote, except under the limited circumstances described in "Voting Rights" above. The 10.24% Preferred Stock is not convertible into shares of other capital stock, does not have preemptive rights and is not subject to any sinking fund or other obligation of the Corporation to repurchase or retire the 10.24% Preferred Stock.

    ESOP PREFERRED STOCK. The ESOP Preferred Stock has a stated value of $1,000.00 per share. The ESOP Preferred Stock provides for cumulative quarterly dividends at the rate of 9% per annum calculated as a percentage of stated value. All outstanding shares of ESOP Preferred Stock are held of record by a trustee acting on behalf of the Norwest Corporation Savings--Investment Plan and Master Savings Trust, or any successor to such plan (the "Plan"). The ESOP Preferred Stock is subject to redemption, in whole or in part, at the option of the Corporation at a price equal to the higher of (i) $1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption, and (ii) the Fair Market Value (as defined in the Certificate of Designations for the ESOP Preferred Stock) per share of ESOP Preferred Stock on the date fixed for redemption.

    The ESOP Preferred Stock is mandatorily convertible, without any further action on the part of the Corporation or the holder thereof, into the Corporation's Common Stock at the then applicable Conversion Price (as defined in the Certificate of Designations for the ESOP Preferred Stock) when (i) the ESOP Preferred Stock is released from the unallocated reserve of the Plan in accordance with the terms thereof, or (ii) when record ownership of the shares of ESOP Preferred Stock is transferred to any person other than a successor trustee under the Plan. In addition, a holder of ESOP Preferred Stock is entitled, at any time prior to the date fixed for redemption, to convert shares of ESOP Preferred Stock held by such holder into shares of the Corporation's Common Stock at the then applicable Conversion Price.

    In the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of ESOP Preferred Stock are entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of the Corporation's Common Stock, $1,000.00 per share, plus accrued and unpaid dividends. Except as required by law, the holders of ESOP Preferred Stock are not entitled to vote, except und er the limited circumstances described in "Voting Rights" above. The ESOP Preferred Stock does not have preemptive rights and is not subject to any sinking fund or other obligation of the Corporation to repurchase or redeem the ESOP Preferred Stock.

    1995 ESOP PREFERRED STOCK. The 1995 ESOP Preferred Stock has a stated value of $1,000.00 per share. The 1995 ESOP Preferred Stock provides for cumulative quarterly dividends at the rate of 10% per annum calculated as a percentage of stated value. All outstanding shares of 1995 ESOP Preferred Stock are held of record by a trustee acting on behalf of the Plan. The 1995 ESOP Preferred Stock is subject to redemption, in whole or in part, at the option of the Corporation at a price equal to the higher of (i) $1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption, and
(ii) the Fair Market Value (as defined in the Certificate of Designations for the 1995 ESOP Preferred Stock) per share of 1995 ESOP Preferred Stock on the date fixed for redemption.

    The ESOP Preferred Stock is mandatorily convertible, without any further action on the part of the Corporation or the holder thereof, into the Corporation's Common Stock at the then applicable Conversion Price (as defined in the Certificate of Designations for the 1995 ESOP Preferred Stock) when (i) the 1995 ESOP Preferred Stock is released from the unallocated reserve of the Plan in accordance with the terms thereof, or (ii) when record ownership of the shares of 1995 ESOP Preferred Stock is transferred to any person other than a successor trustee under the Plan. In addition, a holder of 1995 ESOP Preferred Stock is entitled, at any time prior to the date fixed for redemption, to convert shares of 1995 ESOP Preferred Stock held by such holder into shares of the Corporation's Common Stock at the then applicable Conversion Price.

    In the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of 1995 ESOP Preferred Stock are entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of the Corporation's Common Stock, $1,000.00 per share, plus accrued and unpaid dividends. Except as required by law, the holders of 1995 ESOP Preferred Stock are not entitled to vote, except under the limited circumstances described in "Voting Rights" above. The 1995 ESOP Preferred Stock does not have preemptive rights and is not subject to any sinking fund or other obligation of the Corporation to repurchase or redeem the 1995 ESOP Preferred Stock.

    TRACKING PREFERRED STOCK. The Tracking Preferred Stock has a stated value of $200.00 per share. The holders of the Tracking Preferred Stock are also collectively the assignees of the Corporation's entire beneficial ownership interest in Class A preferred limited liability company interests (the "Class A Preferred Securities") of Residential Home Mortgage, L.L.C. (the "Limited Liability Company").

    The Tracking Preferred Stock provides for cumulative annual cash dividends per share of Tracking Preferred Stock equal to the product of the Dividend Rate (as defined in the Certificate of Designations for the Tracking Preferred Stock) and $200.00, payable quarterly. The Dividend Rate is currently 9.3%, and will be reset on January 1, 2000 and on January 1 of each fifth year thereafter as described in the Certificate of Designations for the Tracking Preferred Stock. The Tracking Preferred Stock also provides for certain additional cash distributions that are based upon the results of operations of the Limited Liability Company, payable on December 31, 1999 and on December 31 of each fifth year thereafter. The terms of the Tracking Preferred Stock provide that the amount of certain dividends distributed or distributions paid to the holders of Tracking Preferred Stock as assignees of the Corporation's interest in the Class A Preferred Securities of the Limited Liability Company will reduce dollar for dollar, respectively, the dividends and distributions to which the holders of the Tracking Preferred Stock would otherwise be entitled pursuant to the terms of the Certificate of Designations for the Tracking Preferred Stock.

    The Tracking Preferred Stock is subject to redemption, in whole or in part, at the option of the Corporation, at a per share price equal to the greater of
(i) $200.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption, and (ii) the Fair Market Value of a Per Share Tracking Interest in the Limited Liability Company (as defined in the Certificate of Designations for the Tracking Preferred Stock). Subject to certain exceptions set forth in the Certificate of Designations for the Tracking Preferred Stock, the Tracking Preferred Stock is not subject to redemption prior to December 31, 1999. Any redemption payments received by a holder of Tracking Preferred Stock as an assignee of the Corporation's interest in Class A Preferred Securities of the Limited Liability Company will reduce dollar for dollar the amount of redemption payments to which the holders of Tracking Preferred Stock would otherwise be entitled pursuant to the terms of the Certificate of Designations for the Tracking Preferred Stock.

    In the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Tracking Preferred Stock are entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of the Corporation's

Common Stock, a per share amount equal to the greater of (i) $200.00 per share, plus accrued and unpaid dividends to the date of final distribution, and (ii) the Fair Market Value of a Per Share Tracking Interest in the Limited Liability Company. Any liquidation payments received by a holder of Tracking Preferred Stock as an assignee of the Corporation's interest in Class A Preferred Securities of the Limited Liability Company will reduce dollar for dollar the amount to which the holders of the Tracking Preferred Stock would otherwise be entitled pursuant to the terms of the Certificate of Designations for the Tracking Preferred Stock, provided that no such reduction shall result from a payment made prior to December 31, 1999 in connection the voluntary dissolution of the Limited Liability Company.

    Except as required by law, the holders of Tracking Preferred Stock are not entitled to vote, except under the limited circumstances described in "Voting Rights" above. The Tracking Preferred Stock does not have preemptive rights and is not subject to any sinking fund or other obligation of the Corporation to repurchase or redeem the Tracking Preferred Stock.

                        DESCRIPTION OF DEPOSITARY SHARES

    The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement and Depositary Receipts relating to each series of the Preferred Shares which will be filed with the Commission at or prior to the time of the offering of such series of the Preferred Shares.

GENERAL

    The Corporation may, at its option, elect to offer fractional interests in Preferred Shares, rather than full Preferred Shares. In the event such option is exercised, the Corporation will provide for the issuance by a Depositary to the public of Depositary Receipts evidencing Depositary Shares, each of which will represent a fractional interest (to be set forth in the Prospectus Supplement relating to a particular series of the Preferred Shares) in a share of a particular series of the Preferred Shares as described below.

    The shares of any series of the Preferred Shares underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") between the Corporation and a bank or trust company selected by the Corporation having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a Preferred Share underlying such Depositary Share, to all the rights and preferences of the Preferred Shares underlying such Depositary Share (including dividend, voting, redemption, conversion and liquidation rights).

    Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of the Corporation, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Corporation's expense.

    Upon surrender of the Depositary Receipts at the principal office of the Depositary in Minneapolis, Minnesota (unless the related Depositary Shares have previously been called for redemption), the owner of the Depositary Shares evidenced thereby is entitled to delivery at such office, to or upon his order, of the number of Preferred Shares and any money or other property represented by such Depositary Shares. Partial Preferred Shares will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole Preferred Shares to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of Preferred Shares thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Shares therefor. The Corporation does not expect that there will be any public trading market for the Preferred Shares except as represented by the Depositary Shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Shares to the record holders of Depositary Shares relating to such Preferred Shares in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

    In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Corporation, sell such property and distribute the net proceeds from such sale to such holders.

    The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Corporation to holders of the Preferred Shares shall be made available to holders of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

    If a series of the Preferred Shares underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Shares held by the Depositary. The Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Shares. Whenever the Corporation redeems Preferred Shares held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to the Preferred Shares so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

    After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED SHARES

    Upon receipt of notice of any meeting at which the holders of the Preferred Shares are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Shares. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Shares) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Shares underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of Preferred Shares underlying such Depositary Shares in accordance with such instructions, and the Corporation will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting Preferred Shares to the extent it does not receive specific instructions from the holders of Depositary Shares relating to such Preferred Shares.

TAXATION

    Owners of Depositary Shares will be treated for federal income tax purposes as if they were owners of the Preferred Shares represented by such Depositary Shares and, accordingly, will be entitled to take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of such Preferred Shares. In addition, (i) no gain or loss will be recognized for federal income tax purposes upon the withdrawal of Preferred Shares in exchange for Depositary Shares as provided in the Deposit Agreement, (ii) the tax basis of each Preferred Share to an exchanging owner of Depositary Shares will, upon such exchange, be the same as the aggregate tax basis of the Depositary Shares exchanged therefor, and (iii) the holding period for the Preferred Shares in the hands of an exchanging owner of Depositary Shares who held such Depositary Shares as a capital asset at the time of the exchange thereof for Preferred Shares will include the period during which such person owned such Depositary Shares.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

    The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Corporation and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding. A Deposit Agreement may be terminated by the Corporation or the Depositary only if (i) all outstanding Depositary Shares relating thereto have been redeemed or
(ii) there has been a final distribution in respect of the Preferred Shares of the relevant series in connection with any liquidation, dissolution or winding up of the Corporation and such distribution has been distributed to the holders of the related Depositary Shares.

CHARGES OF DEPOSITARY

    The Corporation will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Corporation will pay charges of the Depositary in connection with the initial deposit of the Preferred Shares and any redemption of the Preferred Shares. Holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

    The Depositary will forward to the holders of Depositary Shares all reports and communications from the Corporation which are delivered to the Depositary and which the Corporation is required to furnish to the holders of the Preferred Shares.

    Neither the Depositary nor the Corporation will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Corporation and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Shares unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Shares for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

    The Depositary may resign at any time by delivering to the Corporation notice of its election to do so, and the Corporation may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                          DESCRIPTION OF COMMON STOCK

GENERAL

    The Board of Directors of the Corporation is authorized to issue a maximum of 500,000,000 shares of Common Stock. As of June 30, 1995, 338,450,558 shares of Common Stock were issued, of which 325,026,015 were outstanding and 13,424,543 were held as treasury shares. Subject to any prior rights of any Preferred Stock or Preference Stock then outstanding, holders of the Common Stock are entitled to receive such dividends as are declared by the Board of Directors of the Corporation out of funds legally available therefor. For information concerning legal limitations on the ability of the Corporation's banking subsidiaries to supply funds to the Corporation, see "CERTAIN REGULATORY MATTERS." Subject to the rights, if any, of any Preferred Stock or Preference Stock then outstanding, all voting rights are vested in the holders of Common Stock, each share being entitled to one vote. Subject to any prior rights of any such Preferred Stock or Preference Stock, in the event of liquidation, dissolution or winding up of the Corporation, holders of shares of Common Stock are entitled to receive pro rata any assets distributable to stockholders in respect of shares held by them. Holders of shares of Common Stock do not have any preemptive right to subscribe for any additional securities which may be issued by the Corporation. The outstanding shares of Common Stock are fully paid and nonassessable. The transfer agent and registrar for the Common Stock is Norwest Bank Minnesota, National Association. Each share of Common Stock also includes a right to purchase certain Preferred Stock. See "Rights Agreement" below.

RIGHTS AGREEMENT

    Each share of the Corporation's Common Stock, including those that may be issued hereunder, is accompanied by one preferred share purchase right (a
"Right"). Once exercisable, each Right entitles the registered holder to purchase one four-hundredth of a share of the Corporation's Series A Junior Participating Preferred Stock, without par value (the "Series A Preferred Stock"). Until a Right is exercised, the holder of a Right, as such, will have no rights as a stockholder of the Corporation including, without limitation, the right to vote or receive dividends. The description and terms of the Rights are set forth in the Rights Agreement, dated as of November 22, 1988, between the Corporation and Citibank, N.A., as Rights Agent.

    The Rights trade automatically with shares of Common Stock and become exercisable only under the circumstances described below. The Rights are designed to protect the interests of the Corporation and its stockholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirors to negotiate with the Corporation's Board of Directors prior to attempting a takeover and to give the Board leverage in negotiating on behalf of all stockholders the terms of any proposed takeover. The Rights may, but are not intended to, deter takeover proposals.

    Shares of Series A Preferred Stock purchasable upon exercise of the Rights will rank junior to all other series of the Corporation's Preferred Stock and Preference Stock, including the Preferred Shares, and will not be redeemable. Each share of Series A Preferred Stock will, subject to the rights of senior securities of the Corporation, including outstanding Preferred Shares, if any, be entitled to a preferential cumulative quarterly dividend payment equal to the greater of $1.00 per share or, subject to certain adjustments, 400 times the dividend declared per share of Common Stock. Upon the liquidation of the Corporation, the holders of the Series A Preferred Stock will, subject to the rights of such senior securities, be entitled to a preferential liquidation payment equal to the greater of $400 per share plus all accrued and unpaid dividends or 400 times the payment made per share of Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Series A Preferred Stock will, subject to the rights of such senior securities, be entitled to receive 400 times the amount received per share of Common Stock. These rights of the Series A Preferred Stock are protected by customary antidilution provisions. Each share of Series A Preferred Stock will have 400 votes, voting together with the Common Stock.

    The purchase price for each one one-hundredth of a share of Series A Preferred Stock is $175.00. The purchase price is subject to adjustment upon the occurrence of certain events, including stock dividends on the Series A Preferred Stock or issuance of warrants for, or securities convertible on certain terms into, shares of Series A Preferred Stock. The number of Rights outstanding and the number of shares of Series A Preferred Stock issuable upon the exercise of the Rights are subject to adjustment in the event of a stock split of, or a stock dividend on, Common Stock.

    The Rights will become exercisable only if a person or group acquires or announces an offer to acquire 25% or more of the outstanding shares of Common Stock. This triggering percentage may be reduced to no less than 15% by the Board of Directors prior to the time the Rights become exercisable. The Rights have certain additional features that will be triggered upon the occurrence of specified events:

        1. If a person or group acquires at least the triggering percentage of Common Stock, the Rights permit holders of the Rights, other than such person or group, to acquire Common Stock at 50% of market value. However, this feature will not apply if a person or group which owns less than the triggering percentage acquires at least 85% of the outstanding shares of Common Stock pursuant to a cash tender offer for 100% of the outstanding Common Stock.

        2. After a person or group acquires at least the triggering percentage and before the acquiror owns 50% of the outstanding shares of Common Stock, the Board of Directors may exchange each Right, other than Rights owned by such acquiror, for one share of Common Stock or one four-hundredth of a share of Series A Preferred Stock.

        3. In the event of certain business combinations involving the Corporation or the sale of 50% or more of the assets or earning power of the Corporation, the Rights permit holders of the Rights to purchase the stock of the acquiror at 50% of market value.

    At any time prior to the acquisition by a person or group of the triggering percentage or more of the outstanding shares of Common Stock, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.0025 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise such Rights will terminate and the only remaining right of the holders of Rights will be to receive the Redemption Price.

    The Rights will expire on November 23, 1998, unless extended or earlier redeemed by the Corporation. Generally, the terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights.

                       DESCRIPTION OF SECURITIES WARRANTS

    The Corporation may issue Securities Warrants for the purchase of Debt Securities, Preferred Shares, Depositary Shares or Common Stock. Securities Warrants may be issued independently or together with Debt Securities, Preferred Shares or Depositary Shares offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities, Preferred Shares or Depositary Shares. Each series of Securities Warrants will be issued under a separate warrant agreement (a "Securities Warrant Agreement") to be entered into between the Corporation and a bank or trust company, as Securities Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of offered Securities Warrants. The Securities Warrant Agent will act solely as an agent of the Corporation in connection with the Securities Warrant Certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrant Certificates or beneficial owners of Securities Warrants. Copies of the forms of Securities Warrant Agreements, including the forms of Securities Warrant Certificates representing the Securities Warrants, are filed as exhibits to the Registration Statement to which this Prospectus pertains. The following summaries of certain provisions of the forms of Securities Warrant Agreements and Securities

Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Securities Warrant Agreements and the Securities Warrant Certificates.

GENERAL

    If Securities Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including, in the case of Securities Warrants for the purchase of Debt Securities, the following where applicable: (i) the offering price; (ii) the currencies in which such Securities Warrants are being offered; (iii) the designation, aggregate principal amount, currencies, denominations and terms of the series of Debt Securities purchasable upon exercise of such Securities Warrants; (iv) the designation and terms of any series of Debt Securities, Preferred Shares or Depositary Shares with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with each such Debt Security, Preferred Share or Depositary Share;
(v) the date on and after which such Securities Warrants and the related series of Debt Securities, Preferred Shares or Depositary Shares will be transferable separately; (vi) the principal amount of the series of Debt Securities purchasable upon exercise of each such Securities Warrant and the price at which and currencies in which such principal amount of Debt Securities of such series may be purchased upon such exercise; (vii) the date on which the right to exercise such Securities Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (viii) whether the Securities Warrants will be issued in registered or bearer form; (ix) United States federal income tax consequences; and (x) any other terms of such Securities Warrants.

    In the case of Securities Warrants for the purchase of Preferred Shares, Depositary Shares or Common Stock, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including the following where applicable: (i) the offering price; (ii) the aggregate number of shares purchasable upon exercise of such Securities Warrants and, in the case of Securities Warrants for Preferred Shares or Depositary Shares, the designation, aggregate number and terms of the series of Preferred Shares purchasable upon exercise of such Securities Warrants or underlying the Depositary Shares purchasable upon exercise of such Securities Warrants; (iii) the designation and terms of the series of Debt Securities, Preferred Shares or Depositary Shares with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with each such Debt Security, Preferred Share or Depositary Share; (iv) the date on and after which such Securities Warrants and the related series of Debt Securities, Preferred Shares or Depositary Shares will be transferable separately; (v) the number of Preferred Shares, Depositary Shares or shares of Common Stock purchasable upon exercise of each such Securities Warrant and the price at which such number of Preferred Shares or Depositary Shares of such series or shares of Common Stock may be purchased upon each exercise; (vi) the date on which the right to exercise such Securities Warrants shall commence and the Expiration Date; (vii) United States federal income tax consequences; and (viii) any other terms of such Securities Warrants. Securities Warrants for the purchase of Preferred Shares, Depositary Shares or Common Stock will be offered and exercisable for U.S. dollars only and will be in registered form only.

    Securities Warrant Certificates may be exchanged for new Securities Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer and may be exercised at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Securities Warrant to purchase Debt Securities, holders of such Securities Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the applicable indenture. Prior to the exercise of any Securities Warrants to purchase Preferred Shares, Depositary Shares or Common Stock, holders of such Securities Warrants will not have any rights of holders of the Preferred Shares, Depositary Shares or Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Preferred Shares, Depositary Shares or Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

EXERCISE OF SECURITIES WARRANTS

    Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of Preferred Shares, Depositary Shares or shares of Common Stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Securities Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Corporation), unexercised Securities Warrants will become void.

    Securities Warrants may be exercised by delivering to the Securities Warrant Agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Debt Securities, Preferred Shares, Depositary Shares or Common Stock, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the Securities Warrant Certificate. Securities Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the Securities Warrant Certificate evidencing such Securities Warrants. Upon receipt of such payment and the Securities Warrant Certificate properly completed and duly executed at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Corporation will, as soon as practicable, issue and deliver the Debt Securities, Preferred Shares, Depositary Shares or Common Stock, as the case may be, purchasable upon such exercise. If fewer than all of the Securities Warrants represented by such Securities Warrant Certificate are exercised, a new Securities Warrant Certificate will be issued for the remaining amount of Securities Warrants.

AMENDMENTS AND SUPPLEMENTS TO SECURITIES WARRANT AGREEMENTS

    The Securities Warrant Agreements may be amended or supplemented without the consent of the holders of the Securities Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Securities Warrants and that do not adversely affect the interests of the holders of the Securities Warrants.

COMMON STOCK WARRANT ADJUSTMENTS

    Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant are subject to adjustment in certain events, including (i) the issuance of capital stock as a dividend or distribution on the Common Stock;
(ii) subdivisions and combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such rights or warrants, at less than the current market price (as defined in the Warrant Agreement for such series of Common Stock Warrants); (iv) the distribution to all holders of Common Stock of evidences of indebtedness or assets of the Corporation (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above). In the event that the Corporation shall distribute any rights or warrants to acquire capital stock pursuant to clause (iii) above (the "Capital Stock Rights"), pursuant to which separate certificates representing such Capital Stock Rights will be distributed subsequent to the initial distribution of such Capital Stock Rights (whether or not such distribution shall have occurred prior to the date of the issuance of a series of Common Stock Warrants), such subsequent distribution shall be deemed to be the distribution of such Capital Stock Rights; provided that the Corporation may, in lieu of making any adjustment in the exercise price of and the number of shares of Common Stock covered by a Common Stock Warrant upon a distribution of separate certificates representing such Capital Stock Rights, make proper provision so that each holder of such a Common Stock Warrant who exercises such Common Stock Warrant (or any portion thereof) (a) before the record date for such distribution of separate certificates shall be entitled to receive upon such exercise shares of Common Stock issued with Capital Stock Rights and (b) after such record date and prior to the expiration, redemption or termination of such Capital Stock Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, the same number of such Capital Stock Rights as would a holder of the number of shares of Common Stock that such Common Stock Warrant so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the Capital Stock Rights if such Common Stock Warrant was exercised immediately prior to the record date for such distribution. Common Stock owned by or held for the account of the Corporation or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment.

    No adjustment in the exercise price of and the number of shares of Common Stock covered by a Common Stock Warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect; provided that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; and provided further that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of and the number of shares of Common Stock covered by a Common Stock Warrant will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or securities carrying the right to purchase any of the foregoing.

    In the case of (i) a reclassification or change of the Common Stock, (ii) a consolidation or merger involving the Corporation or (iii) a sale or conveyance to another corporation of the property and assets of the Corporation as an entirety or substantially as an entirety, in each case as a result of which holders of the Corporation's Common Stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, the holders of the Common Stock Warrants then outstanding will be entitled thereafter to convert such Common Stock Warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such Common Stock Warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

                              PLAN OF DISTRIBUTION

    The Corporation may offer and sell the Offered Securities in any of three ways: (i) through agents (including certain affiliates of the Corporation), (ii) through underwriters or dealers (including certain affiliates of the Corporation), or (iii) directly to one or more purchasers. The Prospectus Supplement with respect to any of the Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters or agents, the purchase price of such Offered Securities, the proceeds to the Corporation from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which such Offered Securities may be listed.

    The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    Underwriters, dealers and agents may be entitled, under agreements entered into with the Corporation, to indemnification by the Corporation against certain civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters and agents, and affiliates thereof, may be customers of, engage in transactions with, or perform services for the Corporation and its affiliates in the ordinary course of business.

    Each underwriter, dealer and agent participating in the distribution of any Debt Securities that are issuable as Bearer Securities will agree that, in connection with the original issuance of such Bearer Securities, it will not offer, sell or deliver, directly or indirectly, Bearer Securities to a United States person or to any person within the United States, except to the extent permitted under United States Treasury regulations.

    All Offered Securities will be new issues of securities with no established trading market. Any underwriters to whom Offered Securities are sold by the Corporation for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given concerning the liquidity of the trading market for any Offered Securities.

    Norwest Investment Services Inc. ("NISI"), a wholly-owned subsidiary of the Corporation, may assist in the placement of certain Offered Securities. Any such placement will be pursuant to the terms of an agreement (a "Brokerage Agreement") between the Corporation and NISI, whereby NISI will be acting as agent for certain of its existing customers. Any such placement of Offered Securities will be made in compliance with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. Any such Brokerage Agreement will authorize NISI to contact existing customers which are financial institutions or sophisticated investors to inform them of the availability of the Offered Securities and the terms on which the Offered Securities may be purchased. NISI will forward any orders for the Offered Securities to the Corporation for acceptance, and the Corporation will pay NISI a commission at the same rate as the commissions paid to other agents placing Offered Securities. As part of such arrangement, it is anticipated that the Corporation will agree to indemnify NISI against and contribute towards certain liabilities, including liabilities under the Securities Act.

                             VALIDITY OF SECURITIES

    The validity of the Offered Securities will be passed upon for the Corporation by Stanley S. Stroup, Executive Vice President and General Counsel of the Corporation. As of June 30, 1995, Mr. Stroup was the owner of 108,607 shares of the Corporation's Common Stock and had options to acquire 327,410 additional shares. Certain tax matters will be passed upon for the Corporation by Faegre & Benson Professional Limited Liability Partnership ("Faegre & Benson"), 2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402. Faegre & Benson and certain members of the firm are indebted to and have other banking and trust relationships with certain affiliated banks of the Corporation. Members of Faegre & Benson and members of their families owned an aggregate of 54,600 shares of the Corporation's Common Stock and 2,800 shares of the Corporation's Preferred Stock.

                                    EXPERTS

    The consolidated financial statements of Norwest Corporation and subsidiaries as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO DEALER, SALESMAN, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANY PERSON IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              -------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                ---------
            PROSPECTUS SUPPLEMENT
Description of Notes..........................        S-2
Special Provisions and Risks Relating to
 Foreign Currency Notes.......................       S-14
United States Taxation........................       S-17
Plan of Distribution of Notes.................       S-24
Validity of Notes.............................       S-25
Experts.......................................       S-25
                  PROSPECTUS
Incorporation of Certain Documents by
 Reference....................................          2
Available Information.........................          2
The Corporation...............................          3
Certain Regulatory Matters....................          3
Use of Proceeds...............................          7
Ratios of Earnings to Fixed Charges and
 to Combined Fixed Charges and
 Preferred Stock Dividends....................          7
Description of Debt Securities................          8
Description of Preferred Shares...............         18
Description of Depositary Shares..............         26
Description of Common Stock...................         29
Description of Securities Warrants............         30
Plan of Distribution..........................         33
Validity of Securities........................         34
Experts.......................................         34

                                 $1,000,000,000

                                     [LOGO]

                              NORWEST CORPORATION

                          MEDIUM-TERM NOTES, SERIES H

                                 --------------

                             PROSPECTUS SUPPLEMENT

                              -------------------

                              MERRILL LYNCH & CO.
                                CS FIRST BOSTON
                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION
                              GOLDMAN, SACHS & CO.
                                LEHMAN BROTHERS
                              MORGAN STANLEY & CO.
                                  INCORPORATED
                              SALOMON BROTHERS INC
                               SMITH BARNEY INC.

                                NOVEMBER 1, 1995

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------